Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

KINS TECHNOLOGY GROUP INC.,

KINS MERGER SUB INC.,

INPIXON,

and

CXAPP HOLDING CORP.

dated as of September 25, 2022

TABLE OF CONTENTS

i

Exhibits

Exhibit A	Separation and Distribution Agreement

v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of September 25, 2022 (this “Agreement”), is made and entered into by and among KINS Technology Group Inc., a Delaware corporation (“Acquiror”), KINS Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror (“Merger Sub”), Inpixon, a Nevada corporation (“Inpixon”) and CXApp Holding Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Delaware corporation and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly-owned, direct subsidiary of Acquiror and was formed for the sole purpose of the Merger (as defined below);

WHEREAS, the Company is a wholly-owned, direct Subsidiary of Inpixon;

WHEREAS, contemporaneously with the execution of this Agreement, Inpixon, the Company and Acquiror are entering into the Separation and Distribution Agreement, pursuant to which Inpixon will, upon the terms and conditions set forth therein and in accordance with the Internal Reorganization, separate the Enterprise Apps Business such that, after giving effect to the Separation (as defined in the Separation and Distribution Agreement), the Enterprise Apps Business will be held by the Company and the Company Subsidiaries (each foregoing capitalized term as defined below);

WHEREAS, upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, on the Distribution Date (as defined below), Inpixon will distribute all of the shares of Company Common Stock (as defined below) to the Inpixon security holders without consideration on a pro rata basis as set forth in the Separation and Distribution Agreement (the “Distribution”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), following the Distribution, at the Effective Time, (x) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly-owned subsidiary of Acquiror (the “Merger”); (y) Acquiror shall file a certificate of incorporation with the Secretary of State of Delaware and adopt bylaws (each of which shall be in such form and of substance as mutually agreed to by Acquiror and the Company) and (z) Acquiror will change its name to “CXApp”;

WHEREAS, upon the Effective Time, all shares of the Company’s Capital Stock (as defined below) will be converted into the right to receive the Aggregate Merger Consideration (as defined below) as set forth in this Agreement;

WHEREAS, the Board of Directors of the Company has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and the other documents to which the Company is a party contemplated hereby, (b) approved the execution, delivery and performance by the Company of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby by the Company’s stockholders;

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, within one (1) hour following execution and delivery of this Agreement, Inpixon, as the sole stockholder of the Company, shall have executed and delivered to Acquiror a written consent, pursuant to which Inpixon adopts this Agreement and approves the Merger and the other transactions in accordance with Section 228 and Section 251 of the DGCL;

WHEREAS, each of the Boards of Directors of Acquiror and Merger Sub has (a) determined that it is in the best interests of Acquiror and Merger Sub, and their respective stockholders, as applicable, and declared it advisable, to enter into this Agreement and the other documents to which Acquiror or Merger Sub is a party contemplated hereby, (b) approved the execution, delivery and performance by Acquiror or Merger Sub, as applicable, of this Agreement and the other documents to which Acquiror or Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the other documents to which Acquiror or Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Stockholders and the sole stockholder of Merger Sub, as applicable;

WHEREAS, Acquiror, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Merger and in accordance with the terms hereof, Acquiror shall provide an opportunity to its stockholders to have their outstanding shares of Acquiror Class A Common Stock (as defined below) redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Stockholder Approval (as defined below);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, KINS Capital, LLC, a Delaware limited liability company (the “Sponsor”) and certain other transferees of the Acquiror Class B Common Stock held by the Sponsor, have executed and delivered to the Company the Sponsor Support Agreement (as defined below) pursuant to which the Sponsor and such other parties have agreed to, among other things, (i) vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, (ii) recapitalize its shares of Acquiror Class B Common Stock into shares of Acquiror Class A Common Stock to ensure that the Inpixon stockholders initially own at least 50% of the capital stock of Acquiror immediately following the Closing (subject to certain limitations set forth in the Sponsor Support Agreement), and (iii) amend that certain Letter Agreement, dated as of December 14, 2020, by and among the Sponsor and Acquiror to lockup Sponsor’s shares of Acquiror Class A Common Stock for a period ending on the earlier of (i) 180 days following the Closing or (ii) if the last reported sale price of the Acquiror Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing; and

WHEREAS, the Bylaws of the Acquiror following the Closing shall provide that the Company Stockholders (together with any permitted transferees) may not transfer any shares of Acquiror Class C Common Stock received as consideration pursuant to the Merger, for a period ending on the earlier of (i) 180 days following the Closing or (ii) if the last reported sale price of the Acquiror Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1.       Definitions. As used herein, the following terms shall have the following meanings:

“Accounts Receivable” means all payments or amounts received or accrued by the Business Entities related to the Enterprise Apps Business at any time up to and until the Effective Time relating to current accounts receivable.

“Acquired Company Employee” means any individual employed by the Company or any of the Company Subsidiaries.

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Class A Common Stock” means Class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means Class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class C Common Stock” means Class C common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means Acquiror Class A Common Stock, Acquiror Class B Common Stock and Acquiror Class C Common Stock.

“Acquiror Cure Period” has the meaning specified in Section 10.1(g).

“Acquiror Disclosure Letter” has the meaning specified in the introduction to Article V.

“Acquiror Financial Statements” has the meaning specified in Section 5.6(d).

“Acquiror Incentive Plan Proposal” has the meaning specified in Section 8.2(b)(iii).

“Acquiror Indemnified Parties” has the meaning specified in Section 7.6(a).

“Acquiror Private Placement Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) issued to the Sponsor.

“Acquiror Proxy Statement” has the meaning specified in Section 8.2(a)(i).

“Acquiror Proxy Statement/Prospectus” has the meaning specified in Section 8.2(a)(i).

“Acquiror Public Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) that was included in the units sold as part of Acquiror’s initial public offering.

“Acquiror Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Acquiror Registration Statement Securities.

“Acquiror Registration Statement Securities” has the meaning specified in Section 8.2(a)(i).

“Acquiror SEC Filings” has the meaning specified in Section 5.5.

“Acquiror Securities” has the meaning specified in Section 5.12(a).

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Common Stock to redeem all or a portion of the shares of Acquiror Class A Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Share Redemption Amount” means the aggregate amount payable with respect to all Acquiror Share Redemptions.

“Acquiror Stockholder Approval” means the approval of those Transaction Proposals identified in Section 8.2(b)(ii), at an Acquiror Stockholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose.

“Acquiror Stockholders” means the stockholders of Acquiror as of immediately prior to the Effective Time.

“Acquiror Stockholders’ Meeting” has the meaning specified in Section 8.2(b).

“Acquiror Termination Fee” has the meaning specified in Section 10.3.

“Acquiror Transaction Expenses” has the meaning specified in Section 11.6.

“Acquiror Warrants” means the Acquiror Public Warrants and the Acquiror Private Placement Warrants.

“Acquisition Proposal” means, with respect to the Business Entities, other than the transactions contemplated hereby, and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of any assets of the Enterprise Apps Business, the Company or any of the Company Subsidiaries or (ii)  any class of equity or voting securities of the Company any of the Company Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning any class of equity or voting securities of the Company or any of the Company Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the sale or disposition of the Enterprise Apps Business, the Company or any of the Company Subsidiaries.

“Action” means any claim, charge, action, suit, audit, examination, assessment, arbitration, mediation or any proceeding, investigation, inquiry, subpoena or request for information, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Agreements” has the meaning specified in Section 4.13(a)(vi).

“Aggregate Merger Consideration” means the Class A Merger Consideration and the Class C Merger Consideration.

“Agreement” has the meaning specified in the Preamble hereto.

“Agreement End Date” has the meaning specified in Section 10.1(e).

“Amendment Proposal” has the meaning specified in Section 8.2(b)(iii).

“Ancillary Agreements” has the meaning specified in Section 11.10.

“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Anti-Money Laundering Laws” means all applicable laws, regulations, administrative orders, and decrees concerning or relating to the prevention of money laundering or countering the financing of terrorism, including, without limitation, the Currency and Financial Transactions Reporting Act of 1970, as amended by the USA PATRIOT Act of 2001, which legislative framework is commonly referred to as the “Bank Secrecy Act,” and the rules and regulations thereunder.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third-party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

“Audited Financial Statements” has the meaning specified in Section 4.9a).

“Available Acquiror Cash” has the meaning specified in Section 9.3(c).

“Base Purchase Price” means (i) $69,000,000, plus (ii) the Working Capital Adjustment Amount (which may be a negative), plus (iii) the Closing Company Adjusted Cash (which may be a negative), less (iii) the Closing Company Indebtedness.

“BCA Proposal” has the meaning specified in Section 8.2(b)(iii).

“Benefit Plan” has the meaning specified in Section 4.14(a).

“Business Combination” has the meaning set forth in Article II of Acquiror’s Governing Documents as in effect on the date hereof.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding, and other than an offer, inquiry, proposal or indication of interest with respect to the transactions contemplated hereby), relating to a Business Combination.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Business Entities” means (i) Inpixon and its Subsidiaries (other than the Company or the Company Subsidiaries), in each case, only with respect to the Enterprise Apps Business and (ii) the Company or the Company Subsidiaries.

“Business Employee” means each individual who is (i) employed by the Business Entities (other than an Acquired Company Employee) and (ii) an Acquired Company Employee.

“Business Independent Contractor” means any independent contractor currently engaged by Inpixon or its Affiliates (other than the Company and the Company Subsidiaries) in connection with or related to, the Enterprise Apps Business.

“Certain Current Liabilities” means the sum of (i) accounts payable (excluding Company Transaction Expenses), plus (ii) accrued liabilities (including payroll but excluding vacation accruals and Company Transaction Expenses), in each case, of the Business Entities related to the Enterprise Apps Business estimated as of the Effective Time (and following the Distribution), including those current liabilities described in Schedule 1.1(51)(ii) to the Separation and Distribution Agreement.

“Class A Merger Consideration” means a number of shares of Acquiror Class A Common Stock equal to the quotient obtained by dividing (i) 10% (subject to adjustment to comply with the listing requirements set forth under Nasdaq Listing Rule 5505(b)(2) with respect to Acquiror) of the Base Purchase Price, by (ii) $10.00.

“Class C Merger Consideration” means a number of shares of Acquiror Class C Common Stock equal to the quotient obtained by dividing (i) 90% (subject to adjustment to comply with the listing requirements set forth under Nasdaq Listing Rule 5505(b)(2) with respect to Acquiror) of the Base Purchase Price, by (ii) $10.00.

“Closing” has the meaning specified in Section 2.3(a).

“Closing Company Adjusted Cash” means an amount (which may be negative) equal to (i) all unrestricted cash and cash equivalents held by the Company and the Company Subsidiaries immediately prior to the Closing, minus (ii) $10,000,000.

“Closing Company Indebtedness” means all Indebtedness of the Company and the Company Subsidiaries following the Distribution and immediately prior to the Closing (but excluding (i) any Indebtedness incurred by the Company or the Company Subsidiaries to enable Acquiror to satisfy its condition to the Closing set forth in Section 9.3(c), (ii) any Indebtedness of the Company or the Company Subsidiaries, which immediately prior to or at the time of the Closing, will automatically convert into shares of capital stock of the Company or the Company Subsidiaries, as applicable), (iii) any Indebtedness in respect of the principal and interest components of capitalized lease obligations under GAAP set forth on the Financial Statements as of the date of this Agreement and (iv) any other Indebtedness incurred by the Company or the Company Subsidiaries with Acquiror’s prior written approval).

“Closing Date” has the meaning specified in Section 2.3(a).

“Closing Statement” has the meaning specified in Section 2.8.

“Closing Working Capital” means an estimate of the Working Capital as of the Effective Time (following the Distribution), calculated on a consolidated basis consistent with the example calculation set forth in Section 1.1 of the Company Disclosure Letter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the Preamble hereto.

“Company Capital Stock” means the shares of the Company Common Stock and any shares of any other class of common or preferred stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

“Company Common Stock” means the shares of common stock, par value $0.00001 per share, of the Company.

“Company Cure Period” has the meaning specified in Section 10.1(e).

“Company Disclosure Letter” has the meaning specified in the introduction to Article IV.

“Company Fundamental Representations” means the representations and warranties made pursuant to the first and second sentences of Section 4.1 (Company Organization), the first and second sentences of Section 4.2 (Subsidiaries), Section 4.3 (Due Authorization), Section 4.6 (Capitalization of the Company), Section 4.7 (Capitalization of Subsidiaries) and Section 4.17 (Brokers’ Fees).

“Company Group” has the meaning specified in Section 11.18(b).

“Company Indemnified Parties” has the meaning specified in Section 7.6(a).

“Company IP” shall mean the Intellectual Property owned or purported to be owned by the Business Entities and used in the operation of the Enterprise Apps Business, including all Intellectual Property owned or purported to be owned by the Business Entities in the Company Products.

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Business Entities, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the ability of the Company to consummate the Merger; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Enterprise Apps Business to meet any projections or forecasts (provided that this clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect), or (g) any Events generally applicable to the industries or markets in which the Business Entities operate (including increases in the cost of products, supplies, materials or other goods purchased from third-party suppliers); provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Business Entities, taken as a whole, relative to similarly situated companies in the industry in which the Business Entities conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Business Entities, taken as a whole, relative to similarly situated companies in the industry in which the Business Entities conduct their respective operations.

“Company Products” means each and all (a) products made commercially available, marketed, distributed, supported, sold or licensed out by or on behalf of Inpixon or its Affiliates, with respect to the Enterprise Apps Business, and (b) services offered, made commercially available, marketed, delivered or provided by Inpixon or its Affiliates, with respect to the Enterprise Apps Business.

“Company Registered IP” has the meaning specified in Section 4.22(a).

“Company Registration Statement” has the meaning specified in Section 8.2(c).

“Company Stockholder Approval” means the approval of this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, by the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Company Capital Stock voting as a single class and on an as-converted basis, in each case, pursuant to the terms and subject to the conditions of the Company’s Governing Documents and applicable Law.

“Company Stockholder Written Consent” has the meaning specified in the Recitals.

“Company Subsidiaries” means each direct or indirect Subsidiary of the Company, after giving effect to the Internal Reorganization.

“Company Systems” means all computer, mobile and information technology systems, platforms and networks owned, licensed, used or held for use by Inpixon or its Affiliates, for or on behalf of the Business Entities, including software, firmware, hardware, record keeping, data processing, telecommunications networks, network equipment, websites, interfaces, platforms, peripherals, computer systems, together with data and information contained therein or transmitted thereby, and documentation relating to any of the foregoing.

“Company Termination Fee” has the meaning specified in Section 10.3.

“Company Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by the Company or any Company Subsidiary to any Person other than Inpixon or its Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including pursuant to any Ancillary Agreement), including all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers.

“Confidentiality Agreement” has the meaning specified in Section 11.10.

“Constituent Corporations” has the meaning specified in Section 2.1(a).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Contribution Agreement” means that certain Contribution Agreement, by and among Inpixon, the Company and Design Reactor, Inc. as amended or modified from time to time.

“D&O Indemnified Parties” has the meaning specified in Section 7.6(a).

“DGCL” has the meaning specified in the Recitals hereto.

“Director Proposal” has the meaning specified in Section 8.2(b)(ii).

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“Dissenting Shares” has the meaning specified in Section 3.4.

“Distribution Documents” has the meaning specified in Section 8.2(c)(ii).

“Dollars” or “$” means lawful money of the United States.

“Effective Time” has the meaning specified in Section 2.3(b).

“Employee Matters Agreement” has the meaning specified in Section 6.5.

“Enterprise Apps Business” means (i) the software-as-a-service app and mapping platforms which enable corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events, (ii) the augmented reality, computer vision, localization, navigation, mapping, and 3D reconstruction technologies, and (iii) each business conducted by the Company and the Company Subsidiaries.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

“ERISA” has the meaning specified in Section 4.14(a).

“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with the Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.2(a).

“Exchange Ratio” means the quotient obtained by dividing (a) the number of shares of Acquiror Common Stock constituting the Aggregate Merger Consideration, by (b) the number of shares of Company Capital Stock (on an as converted to Company Common Stock basis) outstanding following the Distribution and immediately prior to the Effective Time.

“Export Approvals” has the meaning specified in Section 4.27(a).

“Extension” has the meaning specified in Section 8.6.

“Extension Amount” has the meaning specified in Section 8.6.

“Financial Statements” has the meaning specified in Section 4.9(a).

“Financing Transaction” has the meaning specified in Section 8.7.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (including any self-regulatory agency), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or arbitrator or arbitral body.

“Governmental Authorization” has the meaning specified in Section 4.5.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, (vii) per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), and (viii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes,” (g) the Stock Purchase Agreement, dated as of April 30, 2021, among Inpixon, Design Reactor, Inc., and the other sellers thereto (to the extent payable by any of the Company or the Company Subsidiaries), (h) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (h), and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed directly or indirectly, jointly or severally.

“Inpixon SEC Filings” has the meaning specified in Section 4.8.

“Intellectual Property” means any rights in or to any intellectual property, throughout the world, including all U.S. and foreign: (i) patents and patent applications (including all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof); (ii) registered and unregistered trademarks, trade names, logos, designs, symbols, slogans, hashtags, taglines, brands, product names, corporate names, service marks, trade dress, rights to social media accounts, and other indicia of source, origin or quality, and pending applications therefor, and internet domain names, together with the goodwill of the Company associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, moral rights and works of authorship; (iv) proprietary rights in software (whether in source code, object code or other form), databases and compilations or collections of data; (v) proprietary rights in trade secrets, inventions, ideas, know-how, algorithms, processes, technical information, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals and other confidential information; (vi) rights of publicity, privacy rights and data protection rights; (vii) the goodwill of the business symbolized or represented by any of the foregoing, customer lists and other proprietary information and common-law rights; and (viii) all applications and registrations for the foregoing.

“Intended Tax Treatment” has the meaning specified in Section 8.4(a).

“Interim Period” has the meaning specified in Section 6.1.

“Internal Reorganization” has the meaning specified the Separation and Distribution Agreement.

“International Trade Laws” means all applicable Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, including but not limited to the Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means Internal Revenue Service.

“JOBS Act” has the meaning specified in Section 5.6(a).

“KINS Group” has the meaning specified in Section 11.18(a).

“KINS IPO Prospectus” has the meaning specified in Section 11.1.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Business Entities or related to the Enterprise Apps Business.

“Legal Proceedings” has the meaning specified in Section 4.11.

“Letter of Transmittal” has the meaning specified in Section 3.2(b).

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.

“Merger” has the meaning specified in the Recitals hereto.

“Merger Certificate” has the meaning specified in Section 2.1(a).

“Merger Sub” has the meaning specified in the Preamble hereto.

“Merger Sub Capital Stock” means the shares of the common stock, par value $0.0001 per share, of Merger Sub.

“Modification in Recommendation” has the meaning specified in Section 8.2(b)(ii).

“MSK” has the meaning specified in Section 11.18(b).

“MSK Privileged Communications” has the meaning specified in Section 11.18(b).

“Multiemployer Plan” has the meaning specified in Section 4.14(c).

“Nasdaq” has the meaning specified in Section 5.6(c).

“Nasdaq Proposal” has the meaning specified in Section 8.2(b)(ii).

“Non-Redemption Transaction” has the meaning specified in Section 8.7.

“Offer Documents” has the meaning specified in Section 8.2(a)(i).

“Open Source License” means any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License.

“Open Source Obligations” means any obligations that software (or any portion thereof) owned by the Company or any of the Company Subsidiaries (i)  be made available or distributed in source code form, (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow such software to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributed, hosted or otherwise made available at no or nominal charge.

“Open Source Software” means any software subject to an Open Source License.

“Owned Real Property” means all real property owned in fee simple by the Business Entities, together with all buildings, structures, facilities, fixtures and other improvements thereon and all easements, licenses and interests therein.

“PCAOB Financial Statements” has the meaning specified in Section 6.3(a).

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and delinquent or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, restrictions and other similar charges or encumbrances that do not materially impair the value or materially interfere with the present use of the Owned Real Property or Leased Real Property related thereto, (iv) non-exclusive licenses of Intellectual Property, and (v) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means any information defined as “personal data,” “personally identifiable information,” “personal information” or similar term under any applicable Law.

“Privacy Laws” has the meaning specified in Section 4.23(a).

“Privacy Obligations” has the meaning specified in Section 4.23(a).

“Q3 2022 Financial Statements” has the meaning specified in Section 6.3(a).

“Real Property Leases” has the meaning specified in Section 4.21(b)(ii).

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce Bureau of Industry and Security, or the United States Department of State; (b) Her Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; or (d) the European Union; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, or (iv) Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“SEC Statement” has the meaning specified in Section 1.2(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Skadden” has the meaning specified in Section 11.18(a).

“Skadden Privileged Communications” has the meaning specified in Section 11.18(a).

“Sponsor” has the meaning specified in the Recitals.

“Sponsor Support Agreement” means that certain Support Agreement, dated as of the date hereof, by and among the Sponsor, the other parties listed on Schedule I of the Sponsor Support Agreement, Acquiror and the Company, as amended or modified from time to time.

“Stockholder Notice” has the meaning specified in Section 8.2(d).

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning specified in Section 2.1(b).

“Target Closing Working Capital” means $0.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Terminating Acquiror Breach” has the meaning specified in Section 10.1(g).

“Terminating Company Breach” has the meaning specified in Section 10.1(e).

“Title IV Plan” has the meaning specified in Section 4.14(c).

“Top Customers” has the meaning specified in Section 4.29(a).

“Top Vendors” has the meaning specified in Section 4.29(c).

“Transaction Proposals” has the meaning specified in Section 8.2(b)(ii).

“Transfer Taxes” means all transfer, documentary, sales, use, value added, excise, stock transfer, stamp, recording, registration and any similar Taxes and fees, including any penalties and interest thereon, that are required to be paid under tax Laws in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Treasury Share” has the meaning specified in Section 3.1(a).

“Trust Account” has the meaning specified in Section 11.1.

“Trust Agreement” has the meaning specified in Section 5.8.

“Trustee” has the meaning specified in Section 5.8.

“Unaudited Financial Statements” has the meaning specified in Section 4.9(a).

“Unpaid Transaction Expenses” has the meaning specified in Section 2.4(c).

“Warrant Agreement” means the Warrant Agreement, dated as of December 14, 2020, between Acquiror and Continental Stock Transfer & Trust Company.

“Working Capital” means, as of any given date or time, Accounts Receivable minus Certain Current Liabilities, in each case, as of such date or time.

“Working Capital Adjustment Amount” means (a) if the Closing Working Capital exceeds the Target Closing Working Capital, then the amount by which such excess exceeds $300,000 or (b) if the Closing Working Capital is less than the Target Closing Working Capital, then the amount by which such deficit exceeds $300,000, in each case, if applicable; provided, however, that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative.

“Working Capital Loans” means any loan made to Acquiror by (i) any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a Business Combination or (ii) any of the Business Entities or any of their respective Affiliates in connection with an Extension.

Section 1.2.          Construction.

(a)               Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Exhibit” or “Section” refer to the specified Article, Exhibit or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)               Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)               Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)               All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(f)                Except as otherwise specifically provided herein, to the extent this Agreement refers to information or documents having been “made available” (or words of similar import) by or on behalf of one or more parties to another party hereto, such obligation shall be deemed satisfied if (i) such one or more parties hereto or a Person acting on its behalf made such information or document available (or delivered or provided such information or document) in the electronic data room hosted by Egnyte and labeled “INPX Diligence Data for KINS” prior to 9:00 a.m. Eastern time on the date that is two (2) full Business Days prior to the date of this Agreement or (ii) such information or document is publicly available prior to 9:00 a.m. Eastern time on the date that is two (2) full Business Days prior to the date of this Agreement in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions.

(g)               The parties to this Agreement agree and acknowledge that they have been represented by counsel during, and have participated jointly in, the negotiation, drafting and execution of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and the parties to this Agreement irrevocably waive the application of any Law, holding or rule of construction favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

(e)               Notwithstanding anything to the contrary herein, no representation or warranty by Acquiror in this Agreement shall apply to any statement or information in the Acquiror SEC Filings that relates to the topics referenced in the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” issued on April 12, 2021 or to other accounting matters related to initial public offering securities or expenses as to which the SEC or the Acquiror’s audit firm has issued, adopted, recommended in writing (with such recommendation being directed to the Acquiror, in the case of the Acquiror’s audit firm) or implemented (with such implementation relating to the Acquiror, in the case of the Acquiror’s audit firm) a statement, guidance, interpretation or change in presentation after the date Acquiror’s initial public offering (collectively, the “SEC Statement”), nor shall any correction, amendment or restatement of Acquiror Financial Statements due wholly or in part to the SEC Statement, nor any other effects that relate to or arise out of, or are in connection with or in response to, the SEC Statement or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by Acquiror. Each of Inpixon and the Company acknowledges and agrees that Acquiror continues to review the SEC Statement and its implications, including on the financial statements and other information included in the Acquiror SEC Filings, and any restatement, revision or other modification of the Acquiror SEC Filings relating to or arising from such SEC Statement, shall be deemed not material and not to have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement, for purposes of this Agreement.

Section 1.3.          Knowledge. As used herein, (i) the phrase “to the knowledge” of the Company shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter and (ii) the phrase “to the knowledge” of Acquiror shall mean the knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, after reasonable inquiry of direct reports responsible for the applicable subject matter.

Article II

THE MERGER; CLOSING

Section 2.1.          The Merger.

(a)               Upon the terms and subject to the conditions set forth in this Agreement, Acquiror, Merger Sub, Inpixon and the Company (Merger Sub and the Company sometimes being referred to herein as the “Constituent Corporations”) shall cause Merger Sub to be merged with and into the Company, with the Company being the surviving corporation in the Merger. The Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to the Merger (as so filed, the “Merger Certificate”), executed by the Constituent Corporations in accordance with the relevant provisions of the DGCL, such Merger to be effective as of the Effective Time.

(b)               Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL, as a wholly-owned subsidiary of Acquiror.

Section 2.2.          Effects of the Merger. At and after the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such Constituent Corporation, on whatever account, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they are of the Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all Liens upon any property of a Constituent Corporation shall thereafter attach to the Surviving Corporation and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DGCL.

Section 2.3.          Closing; Effective Time.

(a)               In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall be effected by the exchange of signatures by electronic transmission, or, if such exchange is not practicable, shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, CA 94301, at 7:00 a.m. (local time) on the date which is two (2) Business Days after the first date on which all conditions set forth in Article IX shall have been satisfied or waived (other than the Distribution and those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(b)               Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, the parties shall cause the Merger Certificate to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time when the Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Merger Certificate (the “Effective Time”).

Section 2.4.          Closing Deliverables.

(a)               At the Closing, Inpixon or the Company, as applicable, will deliver or cause to be delivered:

(i)                 to Acquiror, a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, (A) the Internal Reorganization and the Distribution have been completed in accordance with the terms of the Ancillary Agreements and (B) to the knowledge and belief of such officer, the conditions specified in Section 9.2(a) and Section 9.2(b) have been fulfilled;

(ii)              to Acquiror, the written resignations of all of the directors of the Company (other than any such Persons identified as initial directors of the Surviving Corporation, in accordance with Section 2.6), effective as of the Effective Time; and

(iii)            to Acquiror, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(b)               At the Closing, Acquiror will deliver or cause to be delivered:

(i)                 to the Exchange Agent, the Aggregate Merger Consideration for further distribution to the Company’s stockholders pursuant to Section 3.2;

(ii)              to the Company, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled; and

(iii)            to the Company, the written resignations of all of the directors and officers of Acquiror and Merger Sub (other than those Persons identified as the initial directors and officers, respectively, of Acquiror after the Effective Time, in accordance with the provisions of Section 2.6 and Section 7.5), effective as of the Effective Time.

(c)               On the Closing Date, concurrently with the Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds, (i) all accrued Transaction Expenses of Acquiror and those incurred, accrued, paid or payable by Acquiror’s Affiliates on Acquiror’s behalf (which shall include any outstanding amounts under any Working Capital Loans) as set forth on a written statement to be delivered to the Company not less than two (2) Business Days prior to the Closing Date and (ii) all accrued and unpaid Company Transaction Expenses (“Unpaid Transaction Expenses”) as set forth on the Closing Statement; provided, that any Unpaid Transaction Expenses due to current or former employees, independent contractors, officers, or directors of the Company or any of the Company Subsidiaries shall be paid or cause to be paid by the Acquiror to the Company for further payment to such employee, independent contractor, officer or director through the Company’s payroll.

Section 2.5.          Governing Documents.

(a)               At the Effective Time, by virtue of the Merger, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read the same as the certificate of incorporation and bylaws of Merger Sub, respectively, as in effect immediately prior to the Effective Time, until thereafter supplemented or amended in accordance with their respective terms and the DGCL.

(b)               The certificate of incorporation and bylaws of Acquiror as of immediately prior to the Effective Time (each of which shall be in such form and of substance as mutually agreedto by Acquiror and the Company), shall be the certificate of incorporation and bylaws of Acquiror from and after the Effective Time, until thereafter amended as provided therein and under the DGCL.

Section 2.6.          Directors and Officers.

(a)               (i) The officers of the Company as of immediately prior to the Effective Time, shall be the officers of the Surviving Corporation from and after the Effective Time, and (ii) the directors of Acquiror as of immediately after the Effective Time, shall be the directors of the Surviving Corporation from and after the Effective Time, in each case, each to hold office in accordance with the Governing Documents of the Surviving Corporation.1

(b)               The parties shall take all actions necessary to ensure that, from and after the Effective Time, the Persons identified as the initial post-Closing directors and officers of Acquiror in accordance with the provisions of Section 7.5 shall be the directors and officers (and in the case of such officers, holding such positions as are set forth on Section 2.6(b) of the Company Disclosure Letter), respectively, of Acquiror, each to hold office in accordance with the Governing Documents of Acquiror.

Section 2.7.          Closing Calculations. No later than two (2) Business Days prior to the Closing Date, Inpixon and the Company shall deliver to Acquiror a statement (the “Closing Statement”) setting forth Inpixon’s and Company’s good faith estimate of: (i) the Closing Company Adjusted Cash (ii) the Closing Company Indebtedness; (iii) the Working Capital Adjustment Amount; and (iv) the Unpaid Transaction Expenses, together with (x) instructions that list the applicable bank accounts designated to facilitate payment by Acquiror of the Unpaid Transaction Expenses and (y) reasonable supporting documentation used by Inpixon and the Company in calculating such amounts, including with respect to the Unpaid Transaction Expenses, invoices or similar documentation accounting for such costs. Acquiror and its representatives shall have a reasonable opportunity to review and discuss with Inpixon and the Company and its representatives the documentation provided in connection with the delivery of the Closing Statement. Inpixon, the Company and the Company Subsidiaries shall reasonably assist Acquiror and its representatives in its review of such documentation and shall consider in good faith Acquiror’s comments to the Closing Statement, and if any adjustments are made to the Closing Statement prior to the Closing, such adjusted Closing Statement shall thereafter become the Closing Statement for purposes of this Agreement.

Article III

EFFECTS OF THE MERGER ON THE COMPANY CAPITAL STOCK

Section 3.1.          Conversion of Securities.

(a)               At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Capital Stock, (i) each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time, (ii) any shares of Company Common Stock held in the treasury of the Company, which treasury shares shall be canceled as part of the Merger and shall not constitute “Company Capital Stock” hereunder (each such share, a “Treasury Share”), and (iii) any shares of Company Capital Stock held by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the DGCL, shall be canceled and converted into the right to receive the applicable portion of the Aggregate Merger Consideration as determined pursuant to Section 3.1(c).

(b)               At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or Merger Sub, each share of Merger Sub Capital Stock, shall be converted into a share of common stock, par value $0.0001 of the Surviving Corporation.

(c)               Each holder of shares of Company Capital Stock as of immediately prior to the Effective Time (other than in respect of (x) Treasury Shares and (y) Dissenting Shares) shall be entitled to receive:

(i)                 a portion of the aggregate Class A Merger Consideration equal to (i) the Exchange Ratio, multiplied by (ii) the number of shares of Company Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded down to the nearest whole share; and

(ii)              a portion of the aggregate Class C Merger Consideration equal to (i) the Exchange Ratio, multiplied by (ii) the number of shares of Company Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded down to the nearest whole share.

(d)               Notwithstanding anything in this Agreement to the contrary, no fractional shares of Acquiror Common Stock shall be issued in the Merger.

Section 3.2.          Exchange Procedures

(a)               Prior to the Closing, Acquiror shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Aggregate Merger Consideration to the Company’s stockholders. At or before the Effective Time, Acquiror shall deposit with the Exchange Agent the number of shares of Acquiror Common Stock equal to the portion of the Aggregate Merger Consideration to be paid in shares of Acquiror Common Stock. Pursuant to Section 3.2 of the Separation and Distribution Agreement, the Exchange Agent shall hold, for the account of the relevant Company stockholders, book-entry shares representing all of the outstanding shares of Company Common Stock distributed in the Distribution.

(b)               Reasonably promptly after the Effective Time, Acquiror shall send or shall cause the Exchange Agent to send, to each record holder of shares of Company Capital Stock as of immediately prior to the Effective Time, whose shares of Company Capital Stock were converted pursuant to Section 3.1(a) into the right to receive a portion of the Aggregate Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Acquiror may reasonably specify) for use in such exchange (each, a “Letter of Transmittal”).

(c)               Each holder of shares of Company Capital Stock that have been converted into the right to receive a portion of the Aggregate Merger Consideration, pursuant to Section 3.1(a), shall be entitled to receive such portion of the Aggregate Merger Consideration, upon receipt by the Exchange Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), or a duly completed and validly executed Letter of Transmittal, as applicable, and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d)               Promptly following the date that is one (1) year after the Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Aggregate Merger Consideration that remains unclaimed shall be returned to Acquiror, and any Person that was a holder of shares of Company Capital Stock as of immediately prior to the Effective Time that has not exchanged such shares of Company Capital Stock for an applicable portion of the Aggregate Merger Consideration in accordance with this Section 3.2 prior to the date that is one (1) year after the Effective Time, may transfer such shares of Company Capital Stock to Acquiror and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Acquiror shall promptly deliver, such applicable portion of the Aggregate Merger Consideration without any interest thereupon. None of Acquiror, Merger Sub, Inpixon, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such shares shall not have not been transferred immediately prior to such date on which any amounts payable pursuant to this Article III would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 3.3.          Withholding. Notwithstanding any other provision of this Agreement, Acquiror, Merger Sub and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes as are required to be deducted and withheld from such amount under the Code or any other applicable Law (as determined by the party so deducting and withholding). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) to the extent duly remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.4.          Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised and demanded appraisal of such shares pursuant to, and complies in all respects with Section 262 of the DGCL (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Capital Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Aggregate Merger Consideration in accordance with Section 3.1 without interest thereon, upon transfer of such shares. The Company shall provide Acquiror prompt written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand. Except with the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Article IV

REPRESENTATIONS AND WARRANTIES OF INPIXON AND THE COMPANY

Except (i) as set forth in any Inpixon SEC Filings filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Inpixon SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.6, Section 4.7 and Section 4.16), or (ii) as set forth in the disclosure letter delivered to Acquiror and Merger Sub by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this Article IV), in each case, each of Inpixon and the Company, jointly and severally, represent and warrant to Acquiror and Merger Sub as follows:

Section 4.1.          Company Organization. Each of Inpixon and the Company has been duly formed or organized and is validly existing in good standing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, use, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of each of Inpixon and the Company, as amended to the date of this Agreement and as previously made available by or on behalf of each of Inpixon and the Company to Acquiror, are true, correct and complete. Each of Inpixon and the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership, leasing, use or operation of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Business Entities, taken as a whole.

Section 4.2.          Subsidiaries. A complete list of each Company Subsidiary and its jurisdiction of incorporation, formation or organization, as applicable, is set forth on Section 4.2 of the Company Disclosure Letter. The Company Subsidiaries have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease, use or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Company Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership, leasing, use or operation of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Business Entities, taken as a whole.

Section 4.3.          Due Authorization.

(a)               Other than the Company Stockholder Approval, each of Inpixon and the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which each of Inpixon and the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of each of Inpixon and the Company, and no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other documents to which each of Inpixon and the Company is a party contemplated hereby. This Agreement has been, and on or prior to the Closing, the other documents to which each of Inpixon and the Company is a party contemplated hereby will be, duly and validly executed and delivered by each of Inpixon and the Company and this Agreement constitutes, and on or prior to the Closing, the other documents to which each of Inpixon and the Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of each of Inpixon and the Company, enforceable against each of Inpixon and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)               On or prior to the date of this Agreement, (i) the Board of Directors of each of Inpixon and the Company has duly adopted resolutions (A) determining that it is in the best interests of each of Inpixon and the Company and its stockholders, and declaring advisable, to enter into this Agreement and the other documents to which each of Inpixon and the Company is a party contemplated hereby, and (B) approving the execution, delivery and performance by each of Inpixon and the Company of this Agreement and the other documents to which each of Inpixon and the Company is a party contemplated hereby and the transactions contemplated hereby and thereby and (ii) the Board of Directors of the Company has duly adopted resolutions recommending the adoption and approval of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby by the Company’s stockholders. No other corporate action is required on the part of Inpixon, the Company or any of their respective stockholders to enter into this Agreement or the documents to which Inpixon or the Company is a party contemplated hereby or to approve the Merger other than the Company Stockholder Approval. The Company Stockholder Approval will be duly and validly obtained in accordance with applicable Law (including the DGCL) and the Governing Documents of the Company upon the execution and delivery of the Company Stockholder Written Consent pursuant to the terms of this Agreement, and, when delivered, the Company Stockholder Written Consent will constitute the Company Stockholder Approval.

Section 4.4.          No Conflict. Subject to the provision of notices and receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by each of Inpixon and the Company of this Agreement and the documents to which each of Inpixon and the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of Inpixon, the Company, or any of the Company Subsidiaries, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law, Permit or Governmental Order applicable to Inpixon, the Company, or any of the Company Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right (including any incremental loss of rights) or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Real Property Lease or Contract of the type described in Section 4.12(a) to which Inpixon, the Company, or any of the Company Subsidiaries is a party or by which Inpixon, the Company or any of the Company Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Inpixon, the Company, or any of the Company Subsidiaries, including, without limitation, any Leased Real Property, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Inpixon and the Company to enter into and perform their obligations under this Agreement or (ii) be material to the Business Entities, taken as a whole.

Section 4.5.          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of Inpixon, the Company, or the Company Subsidiaries with respect to either Inpixon’s or the Company’s execution or delivery of this Agreement or the consummation by Inpixon or the Company of the transactions contemplated hereby, except for (i) the applicable requirements of any antitrust or competition Laws; (ii) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Inpixon or the Company to perform or comply with on a timely basis any material obligation of the Company under this Agreement or to consummate the transactions contemplated hereby and (iii) the filing of the Merger Certificate in accordance with the DGCL.

Section 4.6.          Capitalization of the Company.

(a)               As of the date of this Agreement, the authorized capital stock of the Company consists of (x) 500,000,000 shares of Company Common Stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement, and there are no other authorized equity interests of the Company that are issued and outstanding. All of the issued and outstanding shares of Company Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) are free and clear of any Liens.

(b)               The Company has not granted any outstanding subscriptions, stock options, stock appreciation rights, restricted stock, restricted stock units, other equity or equity-based awards, warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for shares of Company Common Stock, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any shares of Company Capital Stock.

Section 4.7.          Capitalization of Subsidiaries.

(a)               The outstanding shares of capital stock or equity interests of each of the Company Subsidiaries (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Company Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Company Subsidiary or any Contract to which each such Company Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens.

(b)              Except as set forth on Section 4.7(b) of the Company Disclosure Letter, immediately upon completion of the Internal Reorganization, the Company will own of record and beneficially all the issued and outstanding shares of capital stock or equity interests of each of the Company Subsidiaries, free and clear of any Liens other than Permitted Liens.

(c)               Except as set forth on Section 4.7(c) of the Company Disclosure Letter or and as contemplated by the Internal Reorganization, there are no outstanding subscriptions, stock options, stock appreciation rights, restricted stock, restricted stock units, other equity or equity-based awards, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any capital stock of any of the Company Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.

Section 4.8.          Inpixon SEC Filings. Inpixon has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since January 1, 2022, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Inpixon SEC Filings”). Each of the Inpixon SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Inpixon SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Inpixon SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Inpixon SEC Filings. To the knowledge of the Company, none of the Inpixon SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.9.          Financial Statements.

(a)               Attached as Section 4.9(a) of the Company Disclosure Letter are: (i) true and complete copies of the unaudited combined carve-out balance sheets of the Company and the Company Subsidiaries as of December 31, 2021 and as of December 31, 2020, and the related unaudited combined carve-out statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (collectively, the “Unaudited Annual Financial Statements”), and (ii) unaudited combined carve-out balance sheets as of June 30, 2022 and December 31, 2021, the unaudited combined carve-out statements of operations for the six month periods ended June 30, 2022 and June 30, 2021, the unaudited combined carve-out statements of changes in Inpixon’s net investment for the six month periods ended June 30, 2022 and 2021 and the unaudited combined carve-out statements of cash flows for the six month periods ended June 30, 2022 and 2021 (the “Unaudited Financial Statements,” and together with the Unaudited Annual Financial Statements, the PCAOB Financial Statements and the Q3 2022 Financial Statements (if delivered pursuant to Section 6.3(b), the “Financial Statements”).

(b)               Except as set forth in Section 4.9(b) of the Company Disclosure Letter, the Financial Statements (i) fairly present, in all material respects, the combined financial position of the Company and its combined Subsidiaries, as at the respective dates thereof, and the combined results of their operations, their combined incomes, and their combined cash flows for the respective periods then ended (subject, in the case of the Unaudited Financial Statements and the Q3 2022 Financial Statements, to normal year-end adjustments and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements and the Q3 2022 Financial Statements, the absence of footnotes or the inclusion of limited footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its combined Subsidiaries and (iv) solely with respect to the PCAOB Financial Statements, when delivered by the Company for inclusion in the Acquiror Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 6.3, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof; provided, that the Financial Statements are qualified by the fact that (y) the Enterprise Apps Business has not operated on a separate standalone basis and has historically been reported within Inpixon’s combined financial statements, and (z) the Financial Statements assume certain allocated expenses, which do not necessarily reflect amounts that would have resulted from arm’s-length transactions or that the Enterprise Apps Business would incur on a standalone basis, including after the Closing. The Financial Statements were prepared based on the accrual basis of accounting consistently applied by Inpixon during the periods involved and were derived from the financial reporting systems and the combined financial statements of Inpixon, which combined financial statements were prepared in accordance with GAAP.

(c)               None of the Business Entities nor any independent auditor of the Business Entities has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by any of the Business Entities, (ii) any fraud, whether or not material, that involves the management or other employees of the Business Entities who have a role in the preparation of financial statements or the internal accounting controls utilized by any of the Business Entities or (iii) in writing, any claim or allegation regarding any of the foregoing.

Section 4.10.      Undisclosed Liabilities. Except as set forth on Section 4.10 of the Company Disclosure Letter, there is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, any of the Business Entities (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business, consistent with past practice, of the Company and the Company Subsidiaries, (c) that will be discharged or paid off prior to or at the Closing or (d) that, individually or in the aggregate, would not reasonably be expected to be material to the Business Entities, taken as a whole .

Section 4.11.      Litigation and Proceedings. Except as set forth on Section 4.11 of the Company Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of the Company, threatened lawsuits, actions, suits, judgments, claims, proceedings or any other Actions (including any investigations or inquiries initiated, pending or threatened by any Governmental Authority), or other proceedings at law or in equity (collectively, “Legal Proceedings”), against any of the Business Entities or their respective properties or assets; and (b) there is no outstanding Governmental Order imposed upon any of the Business Entities; nor are any properties or assets of the Business Entities bound or subject to any Governmental Order, except, in each case, as would not be, or would not reasonably be expected to be, material to the Business Entities, taken as a whole.

Section 4.12.      Legal Compliance.

(a)               Each of the Business Entities is, and for the prior five (5) years has been, in compliance in all material respects with applicable Laws.

(b)               Each of the Business Entities maintains a program of policies, procedures, and internal controls reasonably designed and implemented to (i) prevent the use of the products and services of the Business Entities in a manner that violates applicable Law (including money laundering or fraud), and (ii) otherwise provide reasonable assurance that violations of applicable Law by any of Inpixon’s, the Company’s or the Company Subsidiaries’ directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of Inpixon, the Company or any of the Company Subsidiaries, will be prevented, detected and deterred.

(c)               None of the Business Entities, or any of their respective officers, directors or employees thereof acting in such capacity has have received any written notice of, or been charged with, the violation of any Laws, except where such violation has not been or would not reasonably be expected to be, individually or in the aggregate, material to the Business Entities, taken as a whole.

Section 4.13.      Contracts; No Defaults.

(a)               Section 4.13(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xv) below to which, as of the date of this Agreement, the Business Entities are a party or by which they are bound, other than a Benefit Plan. True, correct and complete copies of the Contracts listed on Section 4.13(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its agents or representatives, together with all amendments thereto.

(i)                 Any Contract with any of the Top Customers or the Top Vendors;

(ii)              Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by Inpixon, the Company or any of the Company Subsidiaries, including any agreement or commitment for future loans, credit or financing and any agreement pursuant to which the Business Entities granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, in each case, in excess of $100,000;

(iii)            Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Business Entities in the last five (5) years, in each case, involving payments in excess of $100,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) between the Company and its wholly-owned Subsidiaries;

(iv)             Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property that involves aggregate payments in excess of $100,000 in any calendar year;

(v)               Each Contract involving the formation of a (A) joint venture, (B) partnership, or (C) limited liability company (excluding, in the case of clauses (B) and (C), any wholly-owned Company Subsidiary);

(vi)             Contracts (other than employment agreements, employee confidentiality and invention assignment agreements, individual consulting or advisor agreements, equity or incentive equity documents and Governing Documents) between the Company and the Company Subsidiaries, on the one hand, and Affiliates of the Company or any of the Company Subsidiaries (other than the Company or any of the Company Subsidiaries), the officers and managers (or equivalents) of the Company or any of the Company Subsidiaries, the members or stockholders of the Company or any of the Company Subsidiaries, any employee of the Company or any of the Company Subsidiaries or a member of the immediate family of the foregoing Persons, on the other hand (collectively, “Affiliate Agreements”);

(vii)          Contracts with each current employee or individual independent contractor of the Company or the Company Subsidiaries with annual base compensation in excess of $100,000, and service agreements with each director of the Company;

(viii)        Contracts containing covenants of the Company or any of the Company Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(ix)             Any collective bargaining (or similar) agreement or Contract between the Company or any of the Company Subsidiaries, on one hand, and any labor union, labor organization, works council, or other body representing employees of the Company or any of the Company Subsidiaries, on the other hand;

(x)               Each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue, but not including (1) non-disclosure agreements or (2) ancillary trademark licenses incident to marketing, printing or advertising Contracts, in each case of (1) or (2) entered into in the ordinary course of business) pursuant to which any Business Entity (i) grants to a third Person the right to use Company IP (other than Contracts granting nonexclusive rights to customers to use the Company Products on terms that do not materially differ from the standard forms of the Enterprise Apps Business previously delivered to or made available to Acquiror or its agents or representatives, together with all amendments thereto) or (ii) is granted by a third Person the right to use Intellectual Property used or held for use in the operation of the Enterprise Apps Business (other than Contracts granting nonexclusive rights to use commercially available off-the-shelf software that is not used in the Company Products and involves aggregate payments less than $100,000 in any calendar year and Open Source Licenses);

(xi)             Each Contract requiring capital expenditures by any of the Business Entities after the date of this Agreement in an amount in excess of $100,000 in any calendar year;

(xii)          Any Contract that (A) grants to any third Person any “most favored nation rights” or other preferential pricing term rights or (B) grants to any third Person price guarantees for a period greater than one (1) year from the date of this Agreement and requires aggregate future payments to any of the Business Entities in excess of $100,000 in any calendar year;

(xiii)        Contracts granting to any Person (other than the Company or the Company Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in the Company or any of the Company Subsidiaries; and

(xiv)         Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xiv) of this Section 4.13(a).

(b)               Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date, all of the Contracts listed pursuant to Section 4.13(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of Inpixon, the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Business Entities, taken as a whole, Inpixon, the Company and the Company Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 4.13(a) and none of Inpixon, the Company, the Company Subsidiaries, or, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract. During the last twelve (12) months, none of (y) Inpixon, the Company or any of the Company Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by Inpixon, the Company or the Company Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), except in each case, where the occurrence of the foregoing (i) would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Inpixon and the Company to enter into and perform their obligations under this Agreement or (ii) be material to the Business Entities, taken as a whole.

Section 4.14.      Benefit Plans.

(a)               Section 4.14(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each Benefit Plan. For purposes of this Agreement, a “Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), whether or not subject to ERISA, or any other plan, policy, program or agreement (including any employment, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, arrangement, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee of the Company or any of its Subsidiaries or any Business Employee, which are maintained, sponsored or contributed to by Inpixon, the Company or any of their respective Subsidiaries, or to which the Company, Inpixon or any of their respective Subsidiaries is a party or has or may have any liability with respect to any such individuals, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Governmental Authority. With respect to each Benefit Plan, the Company has made available to Acquiror, to the extent applicable, true, complete and correct copies of (A) such Benefit Plan (or, if not written a written summary of its material terms) and all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications, (C) the three (3) most recent annual reports (Form 5500 series) filed with the IRS with respect to such Benefit Plan, (D) the most recent actuarial report or other financial statement relating to such Benefit Plan, (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Benefit Plan, and (F) all material non-ordinary course communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other applicable Governmental Authority relating to the Benefit Plan.

(b)               Except as set forth on Section 4.14(b) of the Company Disclosure Letter, (i) each Benefit Plan has been operated and administered in material compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) in all material respects, all contributions required to be made or deposited with respect to any Benefit Plan on or before the Closing Date have been made or deposited and all obligations in respect of each Benefit Plan as of the Closing Date have been accrued and reflected in the Company’s or Inpixon’s financial statements to the extent required by GAAP; (iii) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a preapproved plan and, to the knowledge of the Company, no fact or event has occurred or circumstances exist that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan; (iv) there have not been any “prohibited transactions” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Benefit Plan that could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries; (v) neither the Company nor, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan; (vi) all material reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been timely filed or distributed.

(c)               No Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has made or suffered a "complete withdrawal" or a “partial withdrawal,” as such terms are respectively defined in sections 4203 and 4205 of ERISA, from a Multiemployer Plan (or any liability resulting therefrom has been satisfied in full). Neither the Company nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA. No Benefit Plan is or has been, and neither the Company nor any of its ERISA Affiliates has contributed to, been required to contribute to, or had any actual, indirect or contingent liability under, any plan or program that is or has been maintained by more than one employer within the meaning of Section 413(c) of the Code or that is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(d)               With respect to each Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims. No Benefit Plan is, or within the last six years has been, the subject of an examination, investigation or audit by a Governmental Authority, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(e)               No Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable Law. No condition exists that would prevent the amendment or termination of any Benefit Plan providing health or medical benefits in respect of any active or former employee of the Company or any Company Subsidiary (other than in accordance with the applicable Benefit Plan).

(f)                Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has at all times (i) been maintained and operated in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder so as to avoid any Tax, penalty or interest under Section 409A of the Code and (ii) been in material documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder.

(g)               Except as set forth on Section 4.14(g) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other service provider of the Company or any Company Subsidiary or any Business Employee to any severance pay or any other compensation or benefits or increase any compensation or benefit payable to any such employee, officer or other service provider or any Business Employee, or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due any such employee, officer or other individual service provider or Business Employee. The consummation of the transactions contemplated hereby or under the Employee Matters Agreement will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code. No Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

(h)               With respect to each Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) all employer contributions to each such Benefit Plan required by Law or by the terms of such Benefit Plan have been made, (ii) each such Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing, and (iii) each such Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws. Each Benefit Plan subject to the Laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.

(i)                 There are no outstanding loans or other extensions of credit made by the Company, Inpixon or any of their Affiliates to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or Company Subsidiary or any Business Employee.

(j)                 All contracts of employment or for services with any employee of the Company or any Company Subsidiary or any Business Employee who provides services outside the United States, or with any director, independent contractor or consultant of or to the Company or any Company Subsidiary can be terminated by thirty (30) days’ notice or less given at any time without giving rise to any claim for damages, severance pay, or compensation (other than a statutory redundancy payment or notice period applicable by virtue of applicable Law or compensation for unfair dismissal applicable by virtue of law or any equivalent remedy under applicable local law or pursuant to any written agreement provided to Acquiror prior to the date hereof).

Section 4.15.      Labor Relations; Employees.

(a)               Except as set forth on Section 4.15(a) of the Company Disclosure Letter, (i) none of Inpixon, the Company or any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, or any other labor-related Contract or arrangement with any labor or trade union, labor organization, works council or other employee representative body covering any Business Employees, (ii) no such agreement or arrangement is being negotiated by Inpixon, the Company or any of the Company Subsidiaries, (iii) no Business Employees are represented by any labor or trade union, labor organization, works council or other employee representative body with respect to their employment with the Business Entities, and (iv) no labor or trade union, labor organization, works council, group of employees, or any other employee representative body has requested or, to the knowledge of the Company, has sought to represent any of the Business Employees. To the knowledge of the Company, there has been no labor organization activity involving any Business Employees with respect to their employment with the Business Entities. In the past three (3) years, there has been no actual or threatened unfair labor practice charge, material grievance, material arbitration, strike, slowdown, work stoppage, picketing, hand billing, lockout or other material labor dispute against or affecting the Business Entities.

(b)               Inpixon, the Company and the Company Subsidiaries have satisfied any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization or works council, which is representing any Business Employees, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(c)               The Business Entities are, and have been for the past three (3) years, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices including, all Laws respecting terms and conditions of employment, health and safety, wages and hours, worker classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, background checks, employment discrimination, sexual harassment, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance.

(d)               In the past three (3) years, the Business Entities have not received (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(e)                Except as set forth on Section 4.15(e) of the Company Disclosure Letter, the Business Entities are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or any other applicable Law requiring affirmative action or other employment-related actions for government contractors or subcontractors, or (iii) otherwise required to maintain an affirmative action plan.

(f)               To the knowledge of the Company, no present or former employee, worker or independent contractor of the Business Entities is in any respect in violation of (i) any term of any employment agreement, nondisclosure agreement, restrictive covenant, common law nondisclosure obligation, fiduciary duty, or other obligation to the Business Entities or (ii) a former employer or engager of any such individual relating to (A) the right of any such individual to work for or provide services to the Business Entities or (B) the knowledge or use of trade secrets or proprietary information.

(g)               None of the Business Entities are party to a settlement agreement with a current or former director, officer, employee or independent contractor of the Business Entities that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) a director or an officer of Inpixon, the Company or any of the Company Subsidiaries or (ii) a Business Employee at the level of Manager or above. To the knowledge of the Company, in the last five (5) years, no allegations of sexual harassment, sexual misconduct or discrimination have been made against (i) a director or an officer of the Business Entities or (ii) a Business Employee at the level of Manager or above.

(h)                 Except as set forth on Section 4.15(h) of the Company Disclosure Letter, the Business Entities have not engaged in layoffs, furloughs or employment terminations sufficient to trigger application of the Workers’ Adjustment and Retraining Notification Act or any similar foreign, state or local law relating to plant closings, layoffs or group terminations. The Business Entities have not engaged in layoffs, furloughs, employment terminations (other than for cause) or effected any broad-based salary or other compensation or benefits reductions, in each case, whether temporary or permanent, since January 1, 2022 through the date hereof. The Business Employees represent the entirety of the individuals necessary to operate the Enterprise Apps Business as currently conducted.

(i)                 To the knowledge of the Company, no Business Employee (i) with annual base salary of $100,000 or more or (ii) at the level of Vice President or higher, intends to terminate his or her employment.

(j)               The Business Entities and, to the knowledge of the Company, each Person acting as an agent of the Business Entities, are in compliance in all material respects with all federal, state and local laws, statutes and regulations having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the knowledge of the Company, there are no complaints that the Business Entities, or any Person acting as an agent of the Business Entities, have engaged in any unlawful discrimination.

(k)                 To the knowledge of the Company, each individual who is currently providing services to the Business Entities, or who previously provided services to the Business Entities, as an independent contractor or consultant is or was, respectively, properly classified and properly treated as an independent contractor or consultant by Inpixon, the Company or the applicable Company Subsidiary. Each individual who is currently providing services to the Business Entities through a third-party service provider, or who previously provided services to the Business Entities through a third-party service provider, is not and was not, respectively, an employee of Inpixon, the Company or any of the Company Subsidiaries. None of the Business Entities have a single employer, joint employer, alter ego or similar relationship with any other company.

Section 4.16.      Taxes.

(a)               All income and other material Tax Returns required to be filed by or with respect to any of the Business Entities have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects and all amounts of Taxes due and payable (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)               The Business Entities have withheld from amounts owing to any employee, creditor or other Person in all material respects all Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c)               There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of any of the Business Entities.

(d)               No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against any of the Business Entities that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(e)               There are no Tax audits or other examinations by a Governmental Authority of the Business Entities presently in progress, nor has any of the Business Entities been notified in writing by a Governmental Authority of (nor to the knowledge of Inpixon has there been) any request or threat for such an audit or other examination, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any amount of Taxes of the Business Entities.

(f)                None of the Business Entities has made a request for an advance tax ruling or request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.

(g)               None of the Business Entities is a party to or bound by any Tax indemnification or Tax sharing or similar agreement other than the Tax Matters Agreement and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes.

(h)               Other than in connection with the Distribution or the separation of the Enterprise Apps Business, except as set forth in Section 4.16(h) of the Company Disclosure Letter, none of the Business Entities has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code.

(i)                 None of the Business Entities (i) is liable for Taxes of any other Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is Inpixon.

(j)                 No written claim has been made by any Governmental Authority where any of the Business Entities does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(k)               Except as set forth in Section 4.16(k) of the Company Disclosure Letter None of the Business Entities has, or has ever had, a permanent establishment or other fixed place of business in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(l)                 None of the Business Entities has participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(m)             Each of the Business Entities is registered for the purposes of sales Tax, use Tax, Transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by Law to be so registered, and has complied in all material respects with all Laws relating to such Taxes.

(n)               None of the Business Entities will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, excess loss account or deferred intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing outside the ordinary course of business, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreements” described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed prior to the Closing, or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any analogous provision of state, local or foreign Law).

(o)               The Company has not been, is not, and immediately prior to the First Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(p)               None of the Business Entities has deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, failed to properly comply in all material respects with and duly account for all credits received under Sections 7001 through 7005 of the FFCRA and Section 2301 of the CARES Act, or sought, or intends to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)).

Section 4.17.      Brokers’ Fees. Except as set forth on Section 4.17 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Inpixon, the Company, any of the Company Subsidiaries’ or any of their Affiliates for which Acquiror, the Company or any of the Company Subsidiaries has any obligation.

Section 4.18.      Insurance. The Business Entities are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. Section 4.18 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Business Entities as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by Inpixon, the Company or any of the Company Subsidiaries with respect to any such policy. Except as disclosed on Section 4.18 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

Section 4.19.      Licenses. The Business Entities have obtained, and maintain, all Licenses required to permit the Business Entities to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of the Business Entities as currently conducted in all material respects. Each License held by the Business Entities is and has been for the past three (3) years valid, binding and in full force and effect, and each of Inpixon, the Company and the Company Subsidiaries is and has been during the past three (3) years in compliance with all such Licenses. None of the Business Entities (i) are or have been in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) in any material respect of any term, condition or provision of any material License to which it is a party, (ii) are or have been during the past three (3) years the subject of any pending or threatened Action by a Governmental Authority seeking the cancellation, revocation, suspension, termination, limitation, suspension, modification, or impairment of any License; or (iii) have received any notice that any Governmental Authority that has issued any License intends to cancel, terminate, revoke, limit, suspend, condition, modify or not renew any such Licenses, except to the extent such License may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 4.4 of the Company Disclosure Letter, provided such amendment, replacement, or reissuance does not materially adversely affect the continuous conduct of the business of the Company and the Company Subsidiaries as currently conducted from and after Closing. Section 4.19 of the Company Disclosure Letter sets forth a true, correct and complete list of material Licenses held by the Business Entities.

Section 4.20.      Equipment and Other Tangible Property. The Business Entities own and have good title to, and have the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property relating to the Enterprise Apps Business, free and clear of all Liens other than Permitted Liens. Following the Distribution, the Company or one of the Company Subsidiaries will own and have good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property relating to the Enterprise Apps Business, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets constituting the Enterprise Apps Business are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

Section 4.21.      Real Property.

(a)               None of the Company or any of the Company Subsidiaries owns any Owned Real Property and none of assets of the Enterprise Apps Business constitutes Owned Real Property.

(b)               Section 4.21(b) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases (as hereinafter defined) pertaining to such Leased Real Property. With respect to each parcel of Leased Real Property:

(i)                 The Business Entities hold a good and valid leasehold or subleasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii)              The Business Entities have delivered to Acquiror true, correct and complete copies of all leases, subleases, licenses or occupancy agreements, including all amendments, extensions, renewals, guaranties, terminations and modifications thereof relating to Leased Real Property (collectively, the “Real Property Leases”), and none of the Real Property Leases have been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(iii)            Each Real Property Lease is in full force and effect. None of the Business Entities have given or received any notice of default, termination, cancellation or nonrenewal with respect to any Real Property Lease, in each case that remains pending or uncured as of the date hereof. All of the material covenants to be performed under any Real Property Lease by Inpixon, the Company or any of the Company Subsidiaries and to the knowledge of the Company, by any party other than Inpixon, the Company or any of the Company Subsidiaries, has been performed in all material respects. None of the Business Entities, nor, to the knowledge of the Company, any other party thereto is in material breach of or material default under any Real Property Lease. No event has occurred which would reasonably be expected to result in a material breach of or a material default under any Real Property Lease by Inpixon, the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

(iv)             Inpixon, the Company and the Company Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, to the knowledge of the Company, there are no material disputes with respect to such Real Property Leases.

(v)               None of the Business Entities have received written notice of any current condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property

(vi)             Each Leased Real Property is in all material respects in good operating condition and repair (ordinary wear and tear expected) and is suitable for its present use in all material respects.

(c)               Except as set forth on Section 4.21(c) of the Company Disclosure Letter, there are no written or oral subleases, sub-subleases, licenses, sub-licenses, concessions, occupancy agreements or other Contracts to which any Person other than Inpixon, the Company or any of the Company Subsidiaries has the right of use or occupancy of any Leased Real Property

Section 4.22.      Intellectual Property.

(a)               Section 4.22(a) of the Company Disclosure Letter lists each item of Company IP that is registered or applied-for with a Governmental Authority, whether applied for or registered in the United States or internationally (“Company Registered IP”). Except as disclosed on Section 4.22(a) of the Company Disclosure Letter, one of the Business Entities is the sole and exclusive owner of all Company IP (including each of the items of Company Registered IP), and all such Company IP is subsisting and, (excluding any pending applications included in the Company Registered IP) to the knowledge of the Company, is valid and enforceable. Following the Distribution, the Company or one of the Company Subsidiaries will own, free and clear of all Liens (other than Permitted Liens), all Company IP and will have a valid right to use all other material Intellectual Property used or held for use in the operation of the Enterprise Apps Business.

(b)               To the knowledge of the Company, the operation of the Enterprise Apps Business has not, in the past six (6) years, infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property of any third Person. There is no, and in the past three (3) years there has been no, Action pending or, to the knowledge of the Company, threatened in writing (including any offer, demand or request to license any Intellectual Property from any Person), (i) alleging that the operation of the Enterprise Apps Business infringes, misappropriates or otherwise violates any Intellectual Property of any third Person or (ii) in which the validity, enforceability or registrability of any Company IP has been or is being challenged.

(c)               To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IP.  In the past three (3) years, no Action, written notice, charge, complaint, claim or other written assertion has been brought or made against any third Person claiming infringement, misappropriation or other violation of any Company IP.

(d)               Other than (i) Intellectual Property licensed from another Person under the Contracts set forth or described on Section 4.13(a)(x) of the Company Disclosure Letter, (ii) Intellectual Property licensed on a non-exclusive basis in the ordinary course of business and merely incidental to the transactions contemplated in the applicable Contract, (iii) commercially available off-the-shelf software that is not used in the Company Products and involves aggregate payments less than $100,000 in any calendar year or (iv) Open Source Software (collectively, the “Third Party Intellectual Property”) the Business Entities do not use or exploit, in any material respect, any Intellectual Property of any other Person in connection with the Enterprise Apps Business.

(e)               The Business Entities take commercially reasonable measures to maintain and protect the secrecy, security, integrity, confidentiality and value of material trade secrets (including source code relating to Company Products), Intellectual Property, and Company Systems owned or purported to be owned by them or provided to them by a third Person. The Business Entities have entered into valid and enforceable written agreements with each Person who has or has had access to material trade secrets or material confidential information of the Business Entities containing appropriate confidentiality and non-use obligations of such Person. To the knowledge of the Company, there has not been any unauthorized disclosure of or unauthorized access to any material trade secrets owned (or purported to be owned) by the Business Entities to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information. Except as set forth on Section 4.22(e) of the Company Disclosure Letter, each current or former employee of, and each current or former contractor or consultant to, one of the Business Entities, in each case, who has been engaged in the development of any material Company IP (including any rights in or to the Company Products) has entered into an agreement with the applicable Business Entity by which such employee, contractor or consultant presently assigns to such Business Entity such employee’s, contractor’s or consultant’s rights in such Intellectual Property.

(f)                Except as set forth on Section 4.22(f) of the Company Disclosure Letter, no government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the Company IP.

(g)               With respect to the Company Systems, to the knowledge of the Company, no such Company Systems contain any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of such Company Systems or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of software or information or data stored or processed on such Company Systems. The Company Systems under the Business Entities’ control and, to the knowledge of the Company, all other Company Systems, are maintained, and following the Distribution, will be maintained, in accordance with customary industry standards and practices for entities operating businesses similar to the businesses of the Business Entities and constitute all the information and technology systems infrastructure reasonably necessary to carry on the businesses of the Business Entities as conducted in the past twelve (12) months.

(h)               The Business Entities’ use of Open Source Software used in or by their products or services is and has been in material compliance with all Open Source Licenses applicable thereto. None of the Business Entities has used any Open Source Software in a manner that requires any of its or their proprietary software (or portions thereof) be subject to Open Source Obligations. No source code for any software owned by the Business Entities has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person (other than disclosures to employees or contractors of the Business Entities on a need-to-know basis and subject to appropriate and customary confidentiality and non-use agreements), the Business Entities have no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available the source code for any software used or held for us in the Enterprise Apps Business to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Business Entities, and no Person has been granted any rights thereto.

Section 4.23.      Privacy and Cybersecurity.

(a)               The Business Entities have and will have, as of the Closing, established policies, programs and procedures with respect to the collection, retention, use, processing, modification, storage, protection, import, export, disclosure and transfer of Personal Information, including privacy policies, consistent with applicable Laws relating to privacy, data protection, data security or the collection, storage, handling, disclosure, transfer, use or processing of Personal Information (“Privacy Laws”), and for the past three (3) years have maintained and enforced such policies, programs and procedures. Except as would not be expected to be material to the business of the Business Entities, taken as a whole, the Business Entities are in compliance with, and for the past three (3) years has been in compliance with, (i) all Privacy Laws and (ii) the Business Entities’ privacy policies and contractual commitments relating to privacy, data protection, data security or the collection, storage, handling, disclosure, transfer, use or processing of Personal Information or the Company Systems (collectively, “Privacy Obligations”). There are no Actions by any Person (including any Governmental Authority) pending to which one of the Business Entities is a named party or, to the knowledge of the Company, threatened against one of the Business Entities alleging a violation or breach of any Privacy Laws or Privacy Obligations.

(b)               The Company Systems (i) are sufficient for the immediate needs of the Business Entities, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner and (ii) are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of license seats for all software as necessary for the operation of the Enterprise Apps Business. To the knowledge of the Company, in the past three (3) years, (A) there have been no material unauthorized intrusions or access or breaches of the security of the Company Systems controlled by the Business Entities or, to the knowledge of the Company, all other Company Systems, and (B) there have been no failures, breakdowns, continued substandard performance, or disruptions in any Company Systems that adversely affected the Business Entities’ businesses or operations in any material respect. The Business Entities take, and following the Distribution will take, commercially reasonable measures designed to protect confidential, sensitive or personally identifiable information (including Personal Information) in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through commercially reasonable administrative, technical and physical safeguards. The Business Entities have not (A) to the knowledge of the Company, experienced any incident in which such information was stolen or improperly accessed, including in connection with a breach of security or (B) received any written notice or complaint from any Person (including any Governmental Authority), nor has any such notice or complaint been threatened in writing against the Business Entities with respect to any breach of the security of Personal Information. The Business Entities have evaluated, and following the Distribution will evaluate their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

Section 4.24.      Environmental Matters.

(a)               Each of the Business Entities are and, except for matters which have been fully resolved, are in material compliance with all applicable Environmental Laws.

(b)               To the knowledge of the Company, there has been no material release of any Hazardous Materials by any of the Business Entities (i) at, in, on or under any Leased Real Property or in connection with any of the Business Entities’ operation of the Leased Real Property or (ii) at, in, on or under any formerly owned or Leased Real Property during the time that the Company owned or leased such property or at any other location where Hazardous Materials generated by any of the Business Entities have been transported to, sent, placed or disposed of, in each case, that has resulted in any of the Business Entities incurring liability under applicable Environmental Laws

(c)               None of the Business Entities are subject to any current Governmental Order relating to any material non-compliance with Environmental Laws by any of the Business Entities or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(d)               No material Legal Proceeding is pending or, to the knowledge of the Company, threatened in writing with respect to any of the Business Entities' compliance with or liability under Environmental Laws, and there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

(e)               The Company has made available to Acquiror all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any material non-compliance by any of the Business Entities with, or liability of any of the Business Entities under, Environmental Law.

Section 4.25.      Absence of Changes. From the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, (a) there has not been any Company Material Adverse Effect and (b) none of Inpixon or any of its Affiliates (including the Company and the Company Subsidiaries) have transferred internally or otherwise altered the duties or responsibilities of any employee of Inpixon or its Affiliates (including the Company and the Company Subsidiaries) in a manner that would affect whether such employee is or is not classified as a Business Employee.

Section 4.26.      Anti-Corruption Compliance.

(a)               For the past five (5) years, neither the Business Entities, nor, to the knowledge of the Company, any director, officer, employee or agent, while acting on behalf of the Business Entities, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws.

(b)               Each of Inpixon, the Company and the Company Subsidiaries, has instituted and maintains, or following the Distribution, will have instituted and maintained, policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(c)               To the knowledge of the Company, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to Inpixon, the Company or any of the Company Subsidiaries.

Section 4.27.      Sanctions and International Trade Compliance.

(a)               Each of the Business Entities (i) are, and have been for the past five (5) years, in compliance in all material respects with all Anti-Money Laundering Laws, International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made requisite material filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer of its products and technologies as required under the Anti-Money Laundering Laws, International Trade Laws and Sanctions Laws (the “Export Approvals”). There are no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against any of the Business Entities related to any Anti-Money Laundering Laws, International Trade Laws or Sanctions Laws or any Export Approvals.

(b)               None of the Business Entities, nor any of their respective directors or officers, or to the knowledge of the Company, employees or any of the Business Entities' respective agents, representatives or other Persons acting on behalf of any of the Business Entities, (i) is, or has during the past five (5) years, been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws.

Section 4.28.      Information Supplied. None of the information supplied or to be supplied by Inpixon, the Company or any of the Company Subsidiaries specifically in writing for inclusion in the Acquiror Registration Statement will, at the date on which the Acquiror Proxy Statement/Acquiror Registration Statement is first mailed to the Acquiror Stockholders or at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.29.      Customers/Vendors.

(a)               Section 4.29(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top twenty (20) customers of the Enterprise Apps Business (based on revenue) during the trailing twelve months for the period ending December 31, 2021 (the “Top Customers”).

(b)               Except as set forth on Section 4.29(b) of the Company Disclosure Letter, none of the Top Customers has, as of the date of this Agreement, informed in writing any of Inpixon, the Company or any of the Company Subsidiaries that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Business Entities (other than due to the expiration of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Customers is, as of the date of this Agreement, otherwise involved in or has threatened in writing a material dispute against any of the Business Entities or their respective businesses.

(c)               Section 4.29(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top fifteen (15) vendors of the Enterprise Apps Business (based on revenue) during the trailing twelve months for the period ending December 31, 2021 (the “Top Vendors”).

(d)               Except as set forth on Section 4.29(d) of the Company Disclosure Letter, none of the Top Customers or Top Vendors has, as of the date of this Agreement, informed in writing any of the Business Entities that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Business Entities (other than due to the expiration of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Customers or Top Vendors is, as of the date of this Agreement, otherwise involved in or has threatened in writing a material dispute against the Business Entities or their respective businesses.

Section 4.30.      Sufficiency of Assets. Except as would not be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the assets, rights, properties and interests owned, leased, or licensed by the Company and the Company Subsidiaries following the Distribution and as of the Closing, together with the assets, rights, properties and interests to be provided pursuant to the Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby or any other transitionary arrangements between Inpixon, Acquiror or any of their respective Affiliates, in the aggregate, include all of the assets, rights, properties and interests used in and necessary to conduct the Enterprise Apps Business in substantially the same manner as conducted as of the Closing.

Section 4.31.      No Additional Representation or Warranties. Except as provided in this Article IV, none of Inpixon, the Company, any of their respective Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or Merger Sub or their Affiliates. Without limiting the foregoing, Acquiror and Merger Sub acknowledge that Acquiror and its advisors, have made their own investigation of the Business Entities and, except as provided in this Article IV, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Business Entities or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Business Entities and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by the Business Entities or any of their Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives or otherwise.

Article V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Except as set forth in (i) in the case of Acquiror, any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.8, Section 5.12 and Section 5.15), or (ii) in the case of Acquiror and Merger Sub, in the disclosure letter delivered by Acquiror and Merger Sub to the Company (the “Acquiror Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this Article V), Acquiror and Merger Sub represent and warrant to the Company as follows:

Section 5.1.          Company Organization. Each of Acquiror and Merger Sub has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of the Governing Documents of Acquiror and the Governing Documents of Merger Sub, in each case, as amended to the date of this Agreement, previously delivered by Acquiror to the Company, are true, correct and complete. Merger Sub has no assets or operations other than those required to effect the transactions contemplated hereby. All of the equity interests of Merger Sub are held directly by Acquiror. Each of Acquiror and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to Acquiror.

Section 5.2.          Due Authorization.

(a)               Each of Acquiror and Merger Sub has all requisite corporate power and authority to (a) execute and deliver this Agreement and the other documents to which they are a party contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which Acquiror or Merger Sub is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by each of the Boards of Directors of Acquiror and Merger Sub and Merger Sub (ii) determined by each of the Boards of Directors of Acquiror and Merger Sub as advisable to Acquiror and the Acquiror Stockholders and the sole stockholder of Merger Sub, as applicable recommended for approval by the Acquiror Stockholders and the sole stockholder of Merger Sub, as applicable, and (iii) duly and validly authorized and approved by Acquiror as the sole stockholder of Merger. No other corporate proceeding on the part of Acquiror or Merger Sub is necessary to authorize this Agreement and the other documents to which Acquiror and Merger Sub contemplated hereby (other than the Acquiror Stockholder Approval). This Agreement has been, and on or prior to the Closing, the other documents to which Acquiror and Merger Sub are party contemplated hereby will be, duly and validly executed and delivered by each of Acquiror and Merger Sub, and this Agreement constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of each of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)               Assuming that a quorum (as determined pursuant to Acquiror’s Governing Documents) is present:

(i)                 the affirmative vote of a majority of the votes cast by holders of outstanding shares of Acquiror Class A Common Stock and Acquiror Class B Common Stock present in person or represented by proxy at the Acquiror Stockholders’ Meeting and entitled to vote thereon, voting together as a single class, shall be required to approve the (i) BCA Proposal, (ii) Nasdaq Proposal and (iii) Acquiror Incentive Plan Proposal;

(ii)              the affirmative vote of (A) holders of a majority of the outstanding shares of Acquiror Class A Common Stock and Acquiror Class B Common Stock, voting together as a single class, and (B) holders of a majority of the outstanding shares of Acquiror Class B Common Stock, voting separately as a single class, shall be required to approve the Amendment Proposal; and

(iii)            a plurality vote of the votes cast by holders of outstanding shares of Acquiror Class B Common Stock present in person or represented by proxy at the Acquiror Stockholders’ Meeting and entitled to vote thereon, shall be required to approve the Director Proposal.

(c)               The foregoing votes are the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby, including the Closing.

(d)               At a meeting duly called and held, the Board of Directors of Acquiror has unanimously approved the transactions contemplated by this Agreement as a Business Combination.

Section 5.3.          No Conflict. Subject to the Acquiror Stockholder Approval, the execution and delivery of this Agreement by Acquiror and Merger Sub and the other documents to which Acquiror or Merger Sub are party contemplated hereby by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror or Merger Sub, (b) violate or conflict with any provision of, or result in the breach of, or default under, any applicable Law or Governmental Order applicable to Acquiror or Merger Sub, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquiror or Merger Sub, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform their obligations under this Agreement or (ii) be material to Acquiror.

Section 5.4.          Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or Merger Sub, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Acquiror, threatened by any Governmental Authority, against Acquiror or Merger Sub, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon Acquiror or Merger Sub, nor are any assets of Acquiror’s or Merger Sub’s respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, reasonably be expected to be material to Acquiror. As of the date hereof, each of Acquiror and Merger Sub is in compliance with all applicable Laws in all material respects. Since inception, Acquiror and Merger Sub have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror.

Section 5.5.          SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since July 20, 2020, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.6.          Internal Controls; Listing; Financial Statements.

(a)               Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since July 20, 2020, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP.

(b)               Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)               Since July 20, 2020, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”). The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq. There is no Legal Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or prohibit or terminate the listing of Acquiror Class A Common Stock on Nasdaq.

(d)               The Acquiror SEC Filings contain true and complete copies of the unaudited balance sheet as of June 30, 2022, and statement of operations, cash flow and stockholders’ equity of Acquiror for the period from July 20, 2020 (inception) through June 30, 2022, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(e)               There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)                Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.7.          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror or Merger Sub with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise disclosed on Section 5.7 of the Acquiror Disclosure Letter.

Section 5.8.          Trust Account. As of the date of this Agreement, Acquiror has at least $5,000,001 in the Trust Account (including, if applicable, any other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of December 14, 2020, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than stockholders of Acquiror holding shares of Acquiror Common Stock sold in Acquiror’s initial public offering who shall have properly elected to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. The Trust Agreement has not been amended or modified and is a valid and binding obligation of Acquiror and is in full force and effect and is enforceable in accordance with its terms. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. To Acquiror’s knowledge, as of the date hereof, following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is exercising an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Acquiror nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and Merger Sub on the Closing Date.

Section 5.9.          Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10.      Absence of Changes. Since July 20, 2020 to the date of this Agreement, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform their obligations under this Agreement and (b) except as set forth in Section 5.10 of the Acquiror Disclosure Letter, Acquiror and Merger Sub have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.

Section 5.11.      No Undisclosed Liabilities. Except for any fees and expenses payable by Acquiror or Merger Sub as a result of or in connection with the consummation of the transactions contemplated hereby, as of the date of this Agreement, there is no liability, debt or obligation of or claim or judgment against Acquiror or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (ii) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror and Merger Sub, or (iii) which would not be, or would not reasonably be expected to be, material to Acquiror.

Section 5.12.      Capitalization of Acquiror.

(a)               As of the date of this Agreement, the authorized capital stock of Acquiror consists of (i) 100,000,000 shares of Acquiror Class A Common Stock, 938,090 of which are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 shares of Acquiror Class B Common Stock, of which 6,900,000 shares are issued and outstanding as of the date of this Agreement, and (iii) 2,000,000 shares of preferred stock, par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement ((i), (ii) and (iii) collectively, the “Acquiror Securities”). The foregoing represents all of the issued and outstanding Acquiror Securities as of the date of this Agreement. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(b)               Subject to the terms of conditions of the Warrant Agreement, the Acquiror Warrants will be exercisable after giving effect to the Merger for one share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) per share. As of the date of this Agreement, 13,800,000 Acquiror Public Warrants and 10,280,000 Acquiror Private Placement Warrants are issued and outstanding. The Acquiror Warrants are not exercisable until the later of (x) 12 months from the closing of Acquiror’s initial public offering and (y) thirty (30) days after the Closing. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Subscription Agreements, Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

(c)               Except as set forth in this Section 5.12 or as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities.

(d)               The Aggregate Merger Consideration and the Acquiror Common Stock, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Acquiror’s Governing Documents, or any Contract to which Acquiror is a party or otherwise bound.

(e)               Acquiror has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.13.      Brokers’ Fees. Except fees described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.

Section 5.14.      Indebtedness. Neither Acquiror nor Merger Sub have any Indebtedness other than Working Capital Loans.

Section 5.15.      Taxes.

(a)               All material Tax Returns required to be filed by or with respect to Acquiror or Merger Sub have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects and all material Taxes due and payable (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)               There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of Acquiror or Merger Sub.

(c)               No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against Acquiror or Merger Sub that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(d)               There are no material Tax audits or other examinations by a Governmental Authority of Acquiror or Merger Sub presently in progress, nor has Acquiror or Merger Sub been notified in writing by a Governmental Authority of (nor to the knowledge of Acquiror has there been) any request or threat for such an audit or other examination, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of Acquiror or Merger Sub.

(e)               Neither Acquiror nor Merger Sub has participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

Section 5.16.      Business Activities.

(a)               Since formation, neither Acquiror nor Merger Sub have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Sub or to which Acquiror or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or Merger Sub or any acquisition of property by Acquiror or Merger Sub or the conduct of business by Acquiror or Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror or Merger Sub.

(b)               Except for Merger Sub and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c)               Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(d)               As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), neither Acquiror nor Merger Sub are party to any Contract with any other Person that would require payments by Acquiror or any of the Company Subsidiaries after the date hereof in excess of $300,000 in the aggregate with respect to any individual Contract, other than Working Capital Loans.

Section 5.17.      Nasdaq Stock Market Quotation. As of the date hereof, the Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq under the symbol “KINZ”. As of the date hereof, the Acquiror Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “KINZW”. Acquiror is in compliance with Nasdaq listing rules and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or Acquiror Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Warrants on Nasdaq. None of Acquiror, Merger Sub or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

Section 5.18.      Acquiror SEC Documents. On the effective date of the Acquiror Registration Statement, the Acquiror Registration Statement, and when first filed in accordance with Rule 424(b) of the Securities Act and/or filed pursuant to Section 14A of the Exchange Act, the Acquiror Proxy Statement and the Acquiror Proxy Statement/Prospectus (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Acquiror Registration Statement, the Acquiror Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) of the Securities Act and/or Section 14A of the Exchange Act, the date the Acquiror Proxy Statement/Prospectus or the Acquiror Proxy Statement, as applicable, is first mailed to the Acquiror Stockholders and at the time of the Acquiror Stockholders’ Meeting, the Acquiror Proxy Statement/Prospectus or the Acquiror Proxy Statement, as applicable (together with any amendments or supplements thereto), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Acquiror Registration Statement, Acquiror Proxy Statement or the Acquiror Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Acquiror Registration Statement, Acquiror Proxy Statement or the Acquiror Proxy Statement/Prospectus.

Section 5.19.      No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and Merger Sub, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or the Company Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and the Company Subsidiaries are furnished “as is,”,` “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.20.      No Additional Representation or Warranties. Except as provided in this Article V, neither Acquiror nor Merger Sub nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors, have made their own investigation of Acquiror, Merger Sub and their respective Subsidiaries and, except as provided in this Article V, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, Merger Sub or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, Merger Sub and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by Acquiror, Merger Sub or any of their Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives or otherwise.

Article VI

COVENANTS OF THE COMPANY

Section 6.1.          Conduct of Business. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), Inpixon and the Company shall, and shall cause the Company Subsidiaries to, except as otherwise explicitly contemplated by this Agreement or the Ancillary Agreements or required by Law or as consented to by Acquiror in writing, use reasonable best efforts to (x) operate the Enterprise Apps Business in the ordinary course consistent with past practice and (y) preserve intact the Company and the Company Subsidiaries’ present business organization, retain the Company and the Company Subsidiaries’ current officers, and preserve the Business Entities’ relationships with its key suppliers and customers (if applicable). Without limiting the generality of the foregoing, except as set forth on Section 6.1 of the Company Disclosure Letter or as consented to by Acquiror in writing Inpixon and the Company shall not, and Inpixon and the Company shall cause the Company Subsidiaries not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements or required by Law:

(a)               change or amend the Governing Documents of the Company or any of the Company Subsidiaries or form or cause to be formed any new Company Subsidiary;

(b)               make or declare any dividend or distribution to the stockholders of the Company or make any other distributions in respect of any of the Company Common Stock or equity interests of the Company or any of the Company Subsidiaries;

(c)               split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Company’s or any of the Company Subsidiaries’ capital stock or equity interests, except for any such transaction by a wholly-owned Company Subsidiary that remains a wholly-owned Company Subsidiary after consummation of such transaction;

(d)               purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of the Company or the Company Subsidiaries, except for (i) the acquisition by the Company or any of the Company Subsidiaries of any shares of capital stock, membership interests or other equity interests of the Company or the Company Subsidiaries in connection with the forfeiture or cancellation of such interests, including, for the avoidance of doubt, redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities, and (ii) transactions between the Company any wholly-owned Company Subsidiary or between wholly-owned Company Subsidiaries;

(e)               enter into, modify in any material respect or terminate any Contract of a type required to be listed on Section 4.13(a) of the Company Disclosure Letter, or any Real Property Lease or (ii) waive, release or assign any rights under any Contract of a type required to be listed on Section 4.13(a) of the Company Disclosure Letter, or any Real Property Lease;

(f)                sell, assign, transfer, convey, lease or otherwise dispose of any material portion of tangible assets or properties of the Business Entities, except for (i) dispositions of obsolete or worthless equipment, (ii) transactions among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries and (iii) transactions in the ordinary course of business consistent with past practice;

(g)               acquire any ownership interest in any real property to be owned or held by the Company or any Company Subsidiary;

(h)               except as otherwise required by Law, existing Benefit Plans in effect as of the date hereof or the Contracts listed on Section 4.13(a) of the Company Disclosure Letter, (i) grant or adopt or enter into any arrangement for any severance, retention, change in control or termination or similar pay, (ii) make any change in the key management structure of the Company or any of the Company Subsidiaries, including the hiring or termination of any employees (including any individual who would be a Business Employee) in the ordinary course of business consistent with past practice with an annual base salary of $100,000 or more, other than terminations for cause or due to death or disability, (iii) transfer (including through internal job postings or in response to a request to transfer by an employee) the employment of, reassign or reallocate the duties or responsibilities of any Business Employee such that the individual would not be a Business Employee at Closing, (iv) transfer the engagement of an individual independent contractor of Inpixon or any of its Affiliates into or out of the Enterprise Apps Business, (v) terminate, adopt, enter into or amend any Benefit Plan or any compensation or benefit plan, program, agreement or arrangement that would be a Benefit Plan if in effect as of the date hereof, (vi) increase the compensation, or benefits of any employee, officer, director or other individual service provider, including any Business Employee, (vii) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Company Subsidiaries (viii) take any action to amend or waive any performance or vesting criteria or to accelerate the time of vesting or payment of any compensation or benefit payable to any Business Employee or (ix) grant any stock options, stock appreciation rights, restricted stock, restricted stock units, other equity or equity-based awards covering or convertible into any shares of other equity interests in the Company or any of the Company Subsidiaries or other equity interests of the Company or any of the Company Subsidiaries, the value of which is determined by reference to shares or other equity interests of the Company or any of the Company Subsidiaries; 4

(i)                 acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof to be part of the assets of the Business Entities;

(j)                 (i) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary or otherwise incur or assume any Indebtedness, or (ii) allow the Company or any Company Subsidiary to guarantee any Indebtedness of another Person, the sum of (i) and (ii) not to be in excess of $250,000 in the aggregate, in each case, other than (x) in the ordinary course of business consistent with past practice and (y) as between the Company and the Company Subsidiaries;

(k)               (i) make or change any material election in respect of material Taxes, (ii) materially amend any filed material Tax Return, (iii) adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or foreign Law) with any Governmental Authority in respect of material Taxes executed on or prior to the Closing Date or enter into any Tax sharing or similar agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes), (v) settle any claim or assessment in respect of material Taxes or (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes;

(l)                 take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment;

(m)             discharge any secured or unsecured obligation or liability of the Business Entities (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceed $750,000, except as such obligations become due;

(n)               issue any additional shares of Company Capital Stock or securities exercisable for or convertible into Company Capital Stock;

(o)               adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or the Company Subsidiaries (other than the Merger);

(p)               waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, Action, litigation or other Legal Proceedings relating to the Business Entities, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $500,000 in the aggregate;

(q)               assign, transfer, pledge, sell or license to any Person rights to any material Company IP , or dispose of, abandon, permit to lapse or fail to preserve any rights to any material Company IP, except for the expiration of Company Registered IP in accordance with the applicable statutory term or for the grant of non-exclusive licenses in the ordinary course of business, consistent with past practice;

(r)                deliver, license or make available to any escrow agent or other Person source code for any software (including Company Products) owned or purported to be owned by the Business Entities;

(s)                modify in any material respect any of the privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (A) to remediate any security issue, (B) to enhance data security or integrity, (C) to comply with applicable Law, or (D) as otherwise directed or required by a Governmental Authority;

(t)                 disclose or agree to disclose to any Person (other than Acquiror or any of its representatives) any trade secret or any other material confidential or proprietary information, know-how or process of the Business Entities other than in the ordinary course of business consistent with past practice and pursuant to reasonable and customary obligations to maintain the confidentiality and restrict the use thereof;

(u)               make or commit to make any capital expenditures relating to the Business Entities;

(v)               manage the Company’s and the Company Subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice;

(w)             other than as required by applicable Law, modify, enter into or extend any collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization, works council or group of employees of the Business Entities, or recognize or certify any labor union, labor organization, works council or group of employees of the Business Entities as the bargaining representative for Business Employees;

(x)               terminate without replacement or fail to use reasonable efforts to maintain any License material to the conduct of the business of the Business Entities, taken as a whole;

(y)               waive the restrictive covenant obligations of any current or former officer, director, employee or independent contractor of the Business Entities; (i) limit the right of the Business Entities to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Business Entities, taken as a whole;

(z)               terminate without replacement or amend in a manner materially detrimental to the Company and the Company Subsidiaries, taken as a whole, any insurance policy insuring the business of the Company or any of the Company Subsidiaries;

(aa)            change, modify, amend or terminate the Separation and Distribution Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Contribution Agreement, or the Transition Services Agreement, including any schedule thereto;

(bb)           enter into, change, modify, amend or terminate any Contract relating to the Internal Reorganization or the Conveyancing and Assumption Agreements (each as defined in the Separation and Distribution Agreement); or

(cc)            enter into any agreement to do any action prohibited under this Section 6.1.

Section 6.2.          Inspection. Subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company Subsidiaries by third parties that may be in the Company’s or any of the Company Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), and to the extent permitted by applicable Law, (a) the Company shall, and shall cause the Company Subsidiaries to, afford to Acquiror and its accountants, counsel and other representatives reasonable access during the Interim Period (including for the purpose of coordinating transition planning for employees), during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company and the Company Subsidiaries, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and the Company Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and the Company Subsidiaries as such representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company or the Company Subsidiaries without the prior written consent of the Company, and (b) the Company shall, and shall cause the Company Subsidiaries to, provide to Acquiror and, if applicable, its accountants, counsel or other representatives, (x) such information and such other materials and resources relating to any Legal Proceeding initiated, pending or threatened during the Interim Period, or to the compliance and risk management operations and activities of the Company and the Company Subsidiaries during the Interim Period, in each case, as Acquiror or such representative may reasonably request, (y) prompt written notice of any material status updates in connection with any such Legal Proceedings or otherwise relating to any compliance and risk management matters or decisions of the Company or the Company Subsidiaries, and (z) copies of any communications sent or received by the Company or the Company Subsidiaries in connection with such Legal Proceedings, matters and decisions (and, if any such communications occurred orally, the Company shall, and shall cause the Company Subsidiaries to, memorialize such communications in writing to Acquiror). All information obtained by Acquiror, Merger Sub or their respective representatives pursuant to this Section 6.2 shall be subject to the Confidentiality Agreement.

Section 6.3.          Preparation and Delivery of Additional Company Financial Statements.

(a)               As soon as reasonably practicable following the date hereof, but in any event no later the day of the filing of the Acquiror Registration Statement, which the parties contemplate to be ten (10) Business Days after the date of this Agreement, the Company shall deliver to Acquiror (i) audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2021 and December 31, 2020, and the related consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (together with the auditor’s reports thereon), which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “PCAOB Financial Statements”); provided, that upon delivery of such PCAOB Financial Statements, such financial statements shall be deemed “Audited Financial Statements” for the purposes of this Agreement and the representation and warranties set forth in Section 4.9 shall be deemed to apply to such Audited Financial Statements with the same force and effect as if made as of the date of this Agreement.

If the Effective Time has not occurred prior to November 14, 2022, the Company shall use its reasonable best efforts to deliver to Acquiror, as soon as reasonably practicable following November 14, 2022, the unaudited combined carve-out balance sheet for the nine-month period ended September 30, 2022, and the related unaudited combined carve-out statements operations, changes and cash flows, in each case, for the nine-month period ended September 30, 2022 (the “Q3 2022 Financial Statements”), which comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant; provided that upon delivery of such Q3 2022 Financial Statements, the representations and warranties set forth in Section 4.9 shall be deemed to apply to the Q3 2022 Financial Statements with the same force and effect as if made as of the date of this Agreement.

The Company shall use its reasonable best efforts to deliver to Acquiror, as soon as reasonably practicable following the date hereof, any additional financial or other information reasonably requested by Acquiror to prepare pro forma financial statements required under federal securities Laws to be included in Acquiror’s filings with the SEC (including, if applicable, the Acquiror Proxy Statement / Prospectus).

(b)               The Company shall use its reasonable best efforts to cause its independent auditors to provide any necessary consents to the inclusion of the financial statements set forth in Section 4.9 and this Section 6.3 in Acquiror’s filings with the SEC in accordance with the applicable requirements of federal securities Laws.

Section 6.4.          Acquisition Proposals. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, the Company and the Company Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its representatives, not to (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or any of the Company Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of the Company or any of the Company Subsidiaries in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. For the avoidance of doubt, covenants in this Section 6.4 shall not apply to Inpixon with respect to its operation of any business that is not related to the Enterprise Apps Business.

Section 6.5.          Distribution. Inpixon shall, and shall cause each of its Subsidiaries to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with other parties in doing, all things reasonably necessary, proper or advisable to consummate the Distribution and the other transactions contemplated by the Separation and Distribution Agreement, including: (i) the taking of such reasonable acts necessary to cause the conditions precedent set forth in Section 3.3 of the Separation and Distribution Agreement to be satisfied; and (ii) finalizing an employee matters agreement in form and substance reasonably acceptable to the parties hereto (“Employee Matters Agreement”) that will provide, among other things (A) for the transfer of each Business Employee to the Company or a Company Subsidiary, (B) for participation of such Business Employees in Benefit Plans maintained or sponsored by the Company, (C) that all liabilities relating to (1) Benefit Plans maintained, sponsored or contributed to by Inpixon or any of its Subsidiaries (other than the Company) and (2) stock options and other equity or equity-related awards of Inpixon shall, in all cases, constitute retained liabilities of Inpixon.

Article VII

COVENANTS OF ACQUIROR

Section 7.1.          Trust Account Proceeds and Related Available Equity.

(a)               Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (a) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Stockholders pursuant to the Acquiror Share Redemptions, and (2) pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, subject to this Agreement and the Trust Agreement, and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.2.          Nasdaq Listing. From the date hereof through the Effective Time, Acquiror shall ensure Acquiror remains listed as a public company on Nasdaq, and shall prepare and submit to Nasdaq a listing application, if required under Nasdaq listing rules, covering the shares of Acquiror Common Stock issuable in the Merger, and shall use reasonable best efforts to obtain approval for the listing of such shares of Acquiror Common Stock and the Company shall reasonably cooperate with Acquiror with respect to such listing.

Section 7.3.          No Solicitation by Acquiror. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, Acquiror shall not, and shall cause its Subsidiaries not to, and Acquiror shall instruct its and their representatives acting on its and their behalf, not to, (i) make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company and its respective representatives. From and after the date hereof, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives acting on its behalf, its Subsidiaries and their respective representatives (acting on their behalf) to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Company and its representatives).

Section 7.4.          Acquiror Conduct of Business.

(a)               During the Interim Period, Acquiror shall, and shall cause Merger Sub to, except as contemplated by this Agreement (including any Non-Redemption Transaction or Financing Transaction), the Ancillary Agreement or required by Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), operate its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and Acquiror shall cause Merger Sub not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements or as required by Law:

(i)                 seek any approval from the Acquiror Stockholders to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or Merger Sub, except as contemplated by the Transaction Proposals;

(ii)              except as contemplated by the Transaction Proposals, (x) make or declare any dividend or distribution to the stockholders of Acquiror or make any other distributions in respect of any of Acquiror’s Capital Stock or Merger Sub Capital Stock, share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s Capital Stock or Merger Sub Capital Stock or equity interests, or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or Merger Sub, other than a redemption of shares of Acquiror Class A Common Stock made as part of the Acquiror Share Redemptions;

(iii)            (A) make or change any material election in respect of material Taxes, (B) amend any filed material Tax Return, (C) adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or foreign Law) with any Governmental Authority in respect of material Taxes or enter into any Tax sharing or similar agreement, (E) settle any claim or assessment in respect of material Taxes, or (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes;

(iv)             take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment;

(v)               other than as expressly required or contemplated by the Sponsor Support Agreement or in respect of any Working Capital Loans, Non-Redemption Transactions or Financing Transactions, enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror or Merger Sub (including, for the avoidance of doubt, (x) the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi)             incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness for borrowed money or guarantee (x) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $100,000, (y) incurred between Acquiror and Merger Sub or (z) in respect of any Working Capital Loan in an aggregate not to exceed $2,500,000;

(vii)          (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuance of the Aggregate Merger Consideration or in connection with a Non-Redemption Transaction or Financing Transaction, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date hereof, or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(viii)        enter into any agreement to do any action prohibited under this Section 7.5.

(b)               During the Interim Period, Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to comply with, and continue performing under, as applicable, Acquiror’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.

Section 7.5.          Post-Closing Directors and Officers of Acquiror. Subject to the terms of the Acquiror’s Governing Documents, Acquiror shall take all such actions within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a)               the Board of Directors of Acquiror shall consist of five (5) directors, which shall be divided into three (3) separate classes designated as Class I, Class II and Class III;

(b)       subject to Section 7.5(a), the composition and initial division into classes of the Board of Directors of Acquiror shall consist of such directors as mutually agreed to in writing by Acquiror and the Company prior to the effectiveness of the Acquiror Registration Statement;

(c)       the term of any initial Class I director shall expire in 2023; the term of any initial Class II director shall expire in 2024; and the term of any Class III director shall expire in 2025, or, in each case, upon such director’s earlier death, resignation or removal;

(d)               the Board of Directors of Acquiror shall have a majority of “independent” directors for the purposes of Nasdaq each of whom shall serve in such capacity in accordance with the terms of the Acquiror’s Governing Documents following the Effective Time;and

(e)               the initial officers of Acquiror shall be as set forth on Section 2.6 of the Company Disclosure Letter, who shall serve in such capacity in accordance with the terms of Acquiror’s Governing Documents following the Effective Time.

Section 7.6.          Indemnification and Insurance.

(a)               From and after the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of (x) Inpixon, the Company and each of the Company Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) the Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in their respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of Acquiror’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, each of the covenants in this Section 7.7.

(b)               For a period of six (6) years from the Effective Time, Acquiror shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms no less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2021; provided, however, that (i) Acquiror may purchase “prior acts” coverage in the event the current directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or its respective Subsidiaries’ directors’ and officers’ liability insurance policies were to lapse containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 7.7 shall be continued in respect of such claim until the final disposition thereof.

(c)               Notwithstanding anything contained in this Agreement to the contrary, this Section 77 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and all successors and assigns of Acquiror. In the event that Acquiror or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror shall ensure that proper provision shall be made so that the successors and assigns of Acquiror shall succeed to the obligations set forth in this Section 7.7.

(d)               On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.

Section 7.7.          Acquiror Public Filings. From the date hereof through the Effective Time, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.8.          Stockholder Litigation. In the event that any litigation related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the Board of Directors of Acquiror by any of Acquiror’s stockholders prior to the Closing, Acquiror shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation if and to the extent all such settlement payments exceed $500,000 in the aggregate without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

Article VIII

JOINT COVENANTS

Section 8.1.          Governmental Filings.

(a)               Each of the Company and Acquiror shall (and, to the extent required, shall cause its Affiliates to) exercise its reasonable best efforts to prevent the entry, in any Legal Proceeding brought by an Antitrust Authority or any other Person, of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated hereby.

(b)               Acquiror shall cooperate in good faith with Governmental Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated hereby as soon as practicable (but in any event prior to the Agreement End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including, with the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned, delayed or denied), (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Company or Acquiror or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Company or Acquiror and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated hereby on or prior to the Agreement End Date. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the Company nor Acquiror shall be required to undertake any action under this Section 8.1 if such action, individually or in the aggregate, would adversely and materially impact the Company’s or Acquiror’s expected benefits from the transactions contemplated hereby.

(c)               With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third-party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided, that none of the parties shall enter into any agreement with any Governmental Authority without the written consent of the other parties. Materials required to be provided pursuant to this Section 8.1(d) may be restricted to outside counsel and may be redacted (i) to remove references concerning the valuation of the Company; and (ii) as necessary to comply with contractual arrangements, and (iii) to remove references to privileged information. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(d)               Each of the Company, on the one hand, and Acquiror, on the other, shall be responsible for and pay one-half of the filing fees payable to the Antitrust Authorities in connection with the transactions contemplated hereby.

(e)               The Acquiror and the Company shall not take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period under antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 8.2.          Preparation of Registration Statements; Stockholders’ Meeting and Approvals.

(a)               Acquiror Registration Statement and Prospectus.

(i)                 As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Company shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the Acquiror Proxy Statement to be filed with the SEC as part of the Acquiror Registration Statement and sent to the Acquiror Stockholders relating to the Acquiror Stockholders’ Meeting (such Acquiror Proxy Statement, together with any amendments or supplements thereto, the “Acquiror Proxy Statement”), and (y) Acquiror shall prepare (with the Company’s reasonable cooperation (including causing the Company Subsidiaries and representatives to cooperate)) and file with the SEC the Acquiror Registration Statement, in which the Acquiror Proxy Statement will be included as a prospectus (the “Acquiror Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of certain of the shares of Acquiror Class A Common Stock to be issued in the Merger, including any shares of Acquiror Class A Common Stock issuable upon conversion of the Acquiror Class C Common Stock (collectively, the “Acquiror Registration Statement Securities”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Acquiror Proxy Statement/Acquiror Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Acquiror Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Acquiror Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Acquiror also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, the Company Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of Acquiror and the Company agrees to furnish to the other party all information concerning itself, the Company Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Acquiror Proxy Statement/Acquiror Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including Nasdaq) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”). Acquiror will cause the Acquiror Proxy Statement/Acquiror Registration Statement to be mailed to the Acquiror Stockholders in each case promptly after the Acquiror Registration Statement is declared effective under the Securities Act.

(ii)              To the extent not prohibited by Law, Acquiror will advise the Company, reasonably promptly after Acquiror receives notice thereof, of the time when the Acquiror Proxy Statement/Acquiror Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Acquiror Proxy Statement/Acquiror Registration Statement or for additional information. To the extent not prohibited by Law, the Company and their counsel shall be given a reasonable opportunity to review and comment on the Acquiror Proxy Statement/Acquiror Registration Statement and any Offer Document each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, Acquiror shall provide the Company and their counsel with (i) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Acquiror Proxy Statement/Acquiror Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

(iii)            Each of Acquiror and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Acquiror Registration Statement will, at the time the Acquiror Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Acquiror Proxy Statement will, at the date it is first mailed to the Acquiror Stockholders and at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)             If at any time prior to the Effective Time any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Acquiror Proxy Statement or the Acquiror Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Acquiror Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Stockholders.

(b)               Acquiror Stockholder Approval. Acquiror shall (a) as promptly as practicable after the Acquiror Registration Statement is declared effective under the Securities Act, (i) cause the Acquiror Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law, (ii) solely with respect to the Transaction Proposals, duly (1) give notice of and (2) convene and hold a meeting of its stockholders (the “Acquiror Stockholders’ Meeting”) in accordance with Acquiror’s Governing Documents and Nasdaq Listing Rule 5620(b), for a date no later than thirty (30) Business Days following the date the Acquiror Registration Statement is declared effective, and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Transaction Proposals, and (b) provide its stockholders with the opportunity to elect to effect an Acquiror Share Redemption. Acquiror shall, through its Board of Directors, recommend to its stockholders the (A) the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations (the “BCA Proposal”), (B) amendment and restatement of Acquiror’s certificate of incorporation (in such form and of substance as mutually agreed to by Acquiror and the Company), including any separate or unbundled proposals as are required to implement the foregoing (including clause (B) of this Section 8.2(b)(ii)) (the “Amendment Proposal”), (C) the election of directors effective as of the Closing as contemplated by Section 7.5 (the “Director Proposal”), (D) approval of the issuance of shares of Acquiror Common Stock in connection with the Merger (including the issuance of more than one percent (1%) of shares of Acquiror Common Stock to a “related party” pursuant to the rules of the Nasdaq) (the “Nasdaq Proposal”), (E) approval of the adoption by Acquiror of a equity incentive plan and associated forms of award agreementsin form and substance mutually agreed to by Acquiror and the Company (the “Acquiror Incentive Plan Proposal”), (F) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Acquiror Registration Statement or correspondence related thereto, (G) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby and (H) adjournment of the Acquiror Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (H), together, the “Transaction Proposals”), and include such recommendations in the Acquiror Proxy Statement. The Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the stockholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the stockholders of Acquiror described in the Recitals hereto, a “Modification in Recommendation”). To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting and submit for approval the Transaction Proposals and (z) Acquiror agrees that if the Acquiror Stockholder Approval shall not have been obtained at any such Acquiror Stockholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this Section 8.2(b), and hold additional Acquiror Stockholders’ Meetings in order to obtain the Acquiror Stockholder Approval. Acquiror may only adjourn the Acquiror Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Stockholders prior to the Acquiror Stockholders’ Meeting; provided that the Acquiror Stockholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Acquiror Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than three (3) Business Days prior to the Agreement End Date. Acquiror agrees that it shall provide the holders of shares of Acquiror Class A Common Stock the opportunity to elect redemption of such shares of Acquiror Class A Common Stock in connection with the Acquiror Stockholders’ Meeting, as required by Acquiror’s Governing Documents.

(c)               Company Registration Statement and Prospectus.

(i)                  As promptly as practicable after the execution of this Agreement, to the extent such filings are required by Law in connection with the transactions contemplated by this Agreement, Acquiror, Inpixon, and the Company jointly prepare and the Company shall file with the SEC a registration statement on Form S-1 (the ”Company Registration Statement”).

(ii)              Each of Inpixon and the Company shall use its reasonable best efforts to cause the Company Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Company Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Company Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Inpixon and the Company also agree to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, including the Distribution. Acquiror agrees to furnish to Inpixon and the Company all information concerning itself, its officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Company Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Inpixon, the Company or their respective Subsidiaries to any regulatory authority (including Nasdaq) in connection with the Merger and the other transactions contemplated hereby (the “Distribution Documents”). The Company will cause the Company Registration Statement to be mailed to the Company stockholders in each case promptly after the Company Registration Statement is declared effective under the Securities Act.

(iii)            To the extent not prohibited by Law, Inpixon and the Company will advise Acquiror, reasonably promptly after Acquiror receives notice thereof, of the time when the Company Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Company Registration Statement or for additional information. To the extent not prohibited by Law, Acquiror and its counsel shall be given a reasonable opportunity to review and comment on the Company Registration Statement and any Distribution Document each time before any such document is filed with the SEC, and Inpixon and the Company shall give reasonable and good faith consideration to any comments made by Acquiror and its counsel. To the extent not prohibited by Law, the Company shall provide Acquiror and its counsel with (i) any comments or other communications, whether written or oral, that Inpixon, the Company or its respective counsel may receive from time to time from the SEC or its staff with respect to the Company Registration Statement or Distribution Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Inpixon and the Company to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with Inpixon, the Company or its respective counsel in any discussions or meetings with the SEC.

(iv)             Each of Acquiror, Inpixon and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Company Registration Statement will, at the time the Company Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

(v)               If at any time prior to the Distribution any information relating to the Acquiror, Inpixon, the Company, or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by Inpixon, the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Company Registration Statement, so that such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Inpixon stockholders.

(d)               Company Stockholder Approval. Upon the terms set forth in this Agreement, the Company shall use its reasonable best efforts to obtain promptly after the execution of this Agreement, and in any event no later than one (1) hour, the Company Stockholder Written Consent. The Written Consent shall be irrevocable with respect to all Company Capital Stock owned beneficially or of record by the Company stockholders executing such consent, or as to which such Company stockholders have, directly or indirectly, the right to vote or direct the voting thereof (which, for the avoidance of doubt, shall not limit or otherwise effect the rights provided in Article X. If the Company Stockholder Consent is not unanimous, then as promptly as reasonably practicable following the execution and delivery of this Agreement, the Company shall prepare and distribute to the equityholders of the Company who as of the Company Stockholder Approval Deadline had not executed and delivered the Written Consent a notice of action by written consent and appraisal rights as required by Sections 228 and 262 of the DGCL, as well as any additional information required by applicable Law or the Governing Documents of the Company (the “Stockholder Notice”). Acquiror shall be provided with a reasonable opportunity to review and comment on the Stockholder Notice and shall cooperate with the Company in the preparation of the Stockholder Notice and promptly provide all reasonable information regarding Acquiror and Merger Sub reasonably requested by the Company.

Section 8.3.          Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, Acquiror and the Company shall each, and each shall cause the Company Subsidiaries to (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger, and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable and in accordance with all applicable Law. Notwithstanding anything to the contrary contained herein, no action taken by the Company under this Section 8.3 will constitute a breach of Section 6.1.

Section 8.4.          Tax Matters.

(a)               The parties intend the tax treatment described in Section 8.4 of the Company Disclosure Letter (the “Intended Tax Treatment”) and shall reasonably cooperate with each other and their respective tax counsel to document and support the Intended Tax Treatment and take all the actions described on Section 8.4 of the Company Disclosure Letter. The parties (i) shall not take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment and (ii) shall not take any inconsistent position for Tax purposes unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

(b)               All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement shall constitute Company Transaction Expenses. The applicable parties shall cooperate in filing such forms and documents as may be necessary and to obtain any exemption or refund of any Transfer Taxes.

Section 8.5.          Section 16 Matters. Prior to the Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Capital Stock or acquisitions of shares of Acquiror Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule B-3 promulgated under the Exchange Act.

Section 8.6.          Extension. Subject to Inpixon’s and the Company’s compliance with the immediately following sentence, if the Closing is not reasonably expected to be completed prior to December 16, 2022, Acquiror shall use commercially reasonable efforts to extend the time to complete a business combination by an additional three (3) months in accordance with the terms and procedures set forth in Article IX of Acquiror’s Governing Documents (an “Extension”). Within two (2) Business Days of receipt of a written request from Acquiror, Inpixon shall loan to Acquiror (as a Working Capital Loan) 50% of the funds (not to exceed $250,000 in the aggregate) determined by Acquiror as necessary to increase the outstanding amount of the Trust Account to effect such Extension (the “Extension Amount”).

Section 8.7.          Non-Redemption and Financing Transactions. Notwithstanding anything in herein to the contrary, during the Interim Period, the Company and Acquiror shall work in good faith to (a) enter into non-redemption agreements with certain stockholders of Acquiror, which shall provide, among other things, that such stockholders of Acquiror shall not participate in the Acquiror Share Redemption with respect to the shares of Acquiror Common Stock held by such stockholders (a “Non-Redemption Transaction”) and (b) enter into financing arrangements with third parties pursuant to which such third parties would invest in equity or debt securities of Acquiror to be consummated substantially concurrently with the consummation of the Merger (a “Financing Transaction”), in each case, on terms mutually acceptable to the Company and Acquiror (with each such party acting reasonably and in good faith). If, in connection with the execution of definitive written agreements providing for a Non-Redemption Transaction and/or a Financing Transaction, in any such case, that are in form and substance reasonably acceptable to the Company and Acquiror, and one or more counterparties to such Non-Redemption Transaction and/or Financing Transaction requires as a condition to the execution of such transactions any make whole rights, grants, issuances or transfers of additional equity securities or other similar rights with respect to any shares of Acquiror Common Stock that are the subject of such Non-Redemption Transaction or such Financing Transaction, then, subject to the mutual agreement of each of the Company and Acquiror to such make-whole, grants, issuances or transfers of additional equity securities or other similar terms and conditions (such agreement not to be unreasonably withheld, conditioned or delayed), up to, but not exceeding, 1,000,000 shares of Acquiror Common Stock in aggregate for all Non-Redemption Transactions and Financing Transactions may be distributed, issued or transferred to such counterparties, in any such case, in accordance with the terms of the Non-Redemption Transaction and/or the Financing Transaction, as applicable. If Acquiror desires engage in any Non-Redemption Transaction or Financing Transaction, Inpixon and the Company agrees, and shall cause the appropriate officers and employees thereof, to use reasonable best efforts to cooperate in connection with such Non-Redemption Transaction or Financing Transaction as may be reasonably requested by Acquiror.

Section 8.8.          Cooperation; Consultation.

(a)               Prior to Closing, each of the Company and Acquiror shall, and each of them shall cause its respective Subsidiaries and Affiliates (as applicable) and its and their officers, directors, managers, employees, consultants, counsel, accounts, agents and other representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company or Acquiror shall be subject to the parties’ mutual agreement), including (if mutually agreed to by the parties) (a) by providing such information and assistance as the other party may reasonably request (including the Company providing such financial statements and other financial data relating to the Company and the Company Subsidiaries as would be required if Acquiror were filing a general form for registration of securities under Form 10 following the consummation of the transactions contemplated hereby and a registration statement on Form S-1 for the resale of any securities issued following the consummation of the transactions contemplated hereby), (b) granting such access to the other party and its representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other representatives of the Company and the Company Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.

Article IX

CONDITIONS TO OBLIGATIONS

Section 9.1.          Conditions to Obligations of Acquiror, Merger Sub and the Company. The obligations of Acquiror, Merger Sub and the Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following conditions at or prior to Closing, any one or more of which may be waived in writing by all of such parties:

(a)               The Acquiror Stockholder Approval shall have been obtained;

(b)               The Company Stockholder Approval shall have been obtained;

(c)               The Acquiror Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Acquiror Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d)               The Internal Reorganization and the Distribution and the other transactions contemplated by the Separation and Distribution Agreement shall have been consummated in accordance with the Separation and Distribution Agreement;

(e)               There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Merger; provided, that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(f)                Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

(g)               The shares of Acquiror Class A Common Stock to be issued in connection with the Merger shall have been approved for listing on Nasdaq.

Section 9.2.          Conditions to Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and Merger Sub:

(a)               (i) The representations and warranties of the Company contained in the first sentence of Section 4.6(a) shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, (ii) the Company Fundamental Representations (other than the first sentence of Section 4.6(a)) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements and (iii) each of the representations and warranties of the Company contained in this Agreement other than the Company Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b)               Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c)               There has not been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 9.3.          Conditions to the Obligations of the Company. The obligation of the Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)               (i) The representations and warranties of Acquiror contained in Section 5.12 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement and (ii) each of the representations and warranties of Acquiror contained in this Agreement (other than Section 5.12) (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonable be expected to have a material adverse effect on Acquiror’s ability to consummate the transactions contemplated by this Agreement; and

(b)               Each of the covenants of Acquiror to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c)               The (i) aggregate amount of cash available in the Trust Account following the Acquiror Stockholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount (but prior to payment of any Company Transaction Expenses or Acquiror Transaction Expenses, as contemplated by Section 11.6), plus (ii) the aggregate gross purchase price of any other purchase of shares of Acquiror Common Stock (or securities convertible or exchangeable for Acquiror Common Stock) actually received by Acquiror prior to or substantially concurrently with the Closing, plus (iii) the aggregate gross purchase price of any other purchase of shares of Company Common Stock (or securities convertible or exchangeable for Company Common Stock) actually received by Company prior to or substantially concurrently with the Closing (the sum of (i) and (ii) and (iii), the “Available Acquiror Cash”), is equal to or greater than $9,500,000.

Article X

TERMINATION/EFFECTIVENESS

Section 10.1.      Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)               by mutual written consent of the Company and Acquiror;

(b)               by the Company or Acquiror if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(c)               by the Company or Acquiror if the Acquiror Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(d)               prior to the Closing by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before March 16, 2023 (the “Agreement End Date”), unless Acquiror is in material breach hereof;

(e)               by Acquiror if the Company Stockholder Approval shall not have been obtained within one (1) hour of the effective date of the Acquiror Registration Statement; or

(f)                prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, such that the conditions specified in Section 9.3(a) and Section 9.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) if there has been an uncured breach by Sponsor of its obligations under Section 1.4(a) of the Sponsor Support Agreement, or (iii) the Closing has not occurred on or before the Agreement End Date, unless the Company is in material breach hereof.

Section 10.2.      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than (a) payment of any Company Termination Fee or Acquiror Termination Fee payable pursuant to Section 10.3 or (b) liability of the Company, Acquiror or Merger Sub, as the case may be, for fraud or any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2 and Article XI and the Confidentiality Agreement shall survive any termination of this Agreement.

Section 10.3.      Termination Fees.

(a)               If this Agreement shall have been terminated by Acquiror or Merger Sub pursuant to Section 10.1(d)(i) or Section 10.1(e), Inpixon shall, within three (3) Business Days of such termination, pay to Acquiror by wire transfer of immediately available funds to one or more accounts designated by Acquiror the sum of $2,000,000 (the “Company Termination Fee“). Payment of the Company Termination Fee shall not constitute liquidated damages and shall be without prejudice to any other rights or remedies of Acquiror pursuant to this Agreement (including pursuant to Section 11.15) or applicable Law. Following receipt by Acquiror of the Company Termination Fee in accordance with this Section 10.3(a), Inpixon and the Company shall have no further liability with respect to this Agreement or the transactions contemplated herein to Acquiror, its Affiliates or any other Person, other than in respect of its fraud or willful and material breach of this Agreement. If Inpixon fails to timely pay the Company Termination Fee when due, then it shall pay Acquiror the interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made plus five percent (5%) per annum through the date such payment is actually received.

(b)               If this Agreement shall have been terminated by the Company pursuant to Section 10.1(f)(i) or Section 10.1(f)(ii), Acquiror shall, within three (3) Business Days of such termination, pay to the Company by wire transfer of immediately available funds to one or more accounts designated by the Company the sum of $2,000,000 (the “Acquiror Termination Fee”). Payment of the Acquiror Termination Fee shall not constitute liquidated damages and shall be without prejudice to any other rights or remedies of Inpixon or the Company pursuant to this Agreement (including pursuant to Section 11.15) or applicable Law. Following receipt by the Company of the Acquiror Termination Fee in accordance with this Section 10.3(b), Acquiror shall have no further liability with respect to this Agreement or the transactions contemplated herein to Inpixon, the Company or their respective Affiliates or any other Person, other than in respect of its fraud or willful and material breach of this Agreement. If Acquiror fails to timely pay the Acquiror Termination Fee when due, then it shall pay the Company the interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made plus five percent (5%) per annum through the date such payment is actually received.

(c)               The Parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement.

Article XI

MISCELLANEOUS

Section 11.1.      Trust Account Waiver. The Company acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the prospectus dated December 14, 2020 (the “KINS IPO Prospectus”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). The Company acknowledges that it has been advised by Acquiror that, except with respect to interest earned on the funds held in the Trust Account that may be released to Acquiror to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if Acquiror completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the KINS IPO Prospectus; (ii) if Acquiror fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Acquiror in limited amounts to permit Acquiror to pay the costs and expenses of its liquidation and dissolution, and then to Acquiror’s public stockholders; and (iii) if Acquiror holds a stockholder vote to amend Acquiror’s amended and restated certificate of incorporation to modify the substance or timing of the obligation to allow redemption in connection with a Business Combination or to redeem 100% of Acquiror Common Stock if Acquiror fails to complete a Business Combination within the allotted time period, then for the redemption of any Acquiror Common Stock properly tendered in connection with such vote. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Acquiror; provided, that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 11.2.      Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors, Board of Managers, managing members or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 11.3.      Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(a)           If to Acquiror or Merger Sub prior to the Closing, or to the Surviving Corporation after the Effective Time, to:

KINS Technology Group Inc.
Four Palo Alto Square, Suite 200
3000 El Camino Real
Palo Alto, California 94306
Attention: Khurram Sheikh, Chief Executive Officer
Email: khurram@kins-tech.com

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention: Michael Mies
Email: michael.mies@skadden.com

(b)          If to Inpixon or the Company prior to the Closing to:

Inpixon
2479 E. Bayshore Road, Suite 195
Palo Alto, California 94303
Attention: Nadir Ali, Chief Executive Officer
Email: nadir.ali@inpixon.com

with copies to (which shall not constitute notice):

Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, New York 10022
Attention: Blake J. Baron
Email: bjb@msk.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 11.4.      Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5.      Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement; provided, however, that (a) the D&O Indemnified Parties are intended third-party beneficiaries of, and may enforce, Section 7.6, and (b) the past, present and future directors, managers, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.16.

Section 11.6.      Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur, Acquiror shall (x) pay or cause to be paid, the Unpaid Transaction Expenses in accordance with Section 2.4(c), (y) reimburse or cause to be reimbursed to Inpixon any other Company Transaction Expenses (whether incurred at or prior to the consummation of the Merger) that are not Unpaid Transaction Expenses, and (z) pay or cause to be paid, any transaction expenses of Acquiror (including transaction expenses incurred, accrued, paid or payable by Acquiror’s Affiliates on Acquiror’s behalf) (the “Acquiror Transaction Expenses”), accordance with Section 2.4(c). For the avoidance of doubt, any payments to be made (or to cause to be made) by Acquiror pursuant to this Section 11.6 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

Section 11.7.      Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.8.      Headings; Counterparts; Effectiveness. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be delivered by email (including by .pdf, .tif, .gif, .jpeg or similar formatted attachment thereto) by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. This Agreement shall become effective when each party hereto shall have received one or more counterparts hereof signed by each of the other parties hereto and unless and until such receipt, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.9.      Company and Acquiror Disclosure Letters. The Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 11.10.  Entire Agreement. (i) This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter), (ii) the Sponsor Support Agreement and Company Holders Support Agreement and (iii) the Mutual Nondisclosure Agreement, dated as of June 21, 2022, between Acquiror and the Company (the “Confidentiality Agreement”) (clause (ii), (iii) and (iv), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 11.11.  Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided that, after the Acquiror Stockholder Approval has been obtained, no amendment or modification to this Agreement shall be made that by Law requires the further approval of the stockholders of Acquiror without such further approval.

Section 11.12.  Publicity.

(a)               All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Company, which approval shall not be unreasonably withheld by any party; provided, that no party shall be required to obtain consent pursuant to this Section 11.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.12(a).

(b)               The restriction in Section 11.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 11.13.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.14.  Jurisdiction; Waiver of Jury Trial.

(a)               Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11.14.

(b)              EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15.  Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, without proof of damages, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall oppose the granting of specific performance and other equitable relief or allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith. The parties hereto acknowledge and agree that the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement.

Section 11.16. Non-Recourse. Except as otherwise set forth in this Agreement, in the case of claims against a Person in respect of such Person’s fraud:

(a)               solely with respect to the Company, Acquiror and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Acquiror and Merger Sub as named parties hereto; and

(b)               except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Acquiror or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 11.17.  Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 10.2, or (y) in the case of claims against a Person in respect of such Person’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

Section 11.18.  Conflicts and Privilege.

(a)               Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “KINS Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Company Group, on the other hand, any legal counsel, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), that represented Acquiror and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the KINS Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the KINS Group, on the one hand, and Skadden, on the other hand (the “Skadden Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the KINS Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Skadden Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Skadden Privileged Communications, by virtue of the Merger.

(b)               Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Company Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the KINS Group, on the other hand, any legal counsel, including Mitchell Silberberg & Knupp LLP (“MSK”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Acquiror and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and MSK, on the other hand (the “MSK Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the MSK Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the MSK Privileged Communications, by virtue of the Merger.

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

KINS TECHNOLOGY GROUP INC.,

By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chief Executive Officer

KINS MERGER SUB INC.

By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Director

INPIXON

By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	CEO

CXAPP HOLDING CORP.

By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	President